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                              AGREEMENT OF PURCHASE

                                    AND SALE

                           DATED AS OF OCTOBER 1, 1998

                                 BY AND BETWEEN

                              BELL INDUSTRIES, INC.

                                       AND

                             ARROW ELECTRONICS, INC.



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                                                                   EXHIBIT (2.1)



                                TABLE OF CONTENTS

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
1       Purchase and Sale of the Business.....................................................9

        (a) Assets Transferred................................................................9

        (b) Excluded Assets..................................................................12

        (c) Assumed Liabilities..............................................................13

        (d) Retained Liabilities.............................................................14

2.      Purchase Price.......................................................................16

        (a) Calculation of Purchase Price....................................................16

        (b) Closing Payments.................................................................16

        (c) Allocation.......................................................................16

        (d) Distribution of Payments.........................................................17

3.      Audited Balance Sheet; Adjustment to the Estimated Purchase Price....................17

4.      Closing..............................................................................19

5.      Obligations of Seller and Purchaser at Closing; Further Assurances...................19

6.      Representations and Warranties of Seller.............................................20

        (a) Organization, Standing and Qualification.........................................20

        (b) The Electronics Components Distribution Business.................................20

        (c) Execution, Delivery and Performance of Agreement; Authority......................21

        (d) Ownership and Capitalization.....................................................21

        (e) Financial Statements.............................................................22

        (f) Absence of Undisclosed Liabilities...............................................23

        (g) Absence of Changes or Events.....................................................23

        (h) Litigation.......................................................................24

        (i) Compliance with Laws and Other Instruments.......................................25



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        (j)  Title to Properties..............................................................25

        (k)  Contracts........................................................................26

        (l)  Patents, etc.....................................................................27

        (m)  Employee Benefit Plans...........................................................27

        (n)  Taxes............................................................................28

        (o)  Proxy Statement..................................................................29

        (p)  Affiliate Transactions...........................................................30

        (q)  Inventory; Accounts Receivable...................................................30

        (r)  Rights of Return.................................................................30

        (s)  Insurance........................................................................30

        (t)  Environmental Matters............................................................31

        (u)  Determination of Taxability......................................................33

        (v)  Vote Required....................................................................33

        (w)  Article SEVEN of Seller's Articles of Incorporation Not Applicable...............33

        (x)  Subsidiary Ownership of Real Property............................................33

        (y)  Proxies..........................................................................33

        (z)  Labor Matters....................................................................33

        (aa) Supplier Audits..................................................................33

        (bb) Trading Practices; Ethical Standards.............................................33

        (cc) Value-Added Business.............................................................33

7.      Purchaser's Representations and Warranties............................................34

        (a)  Organization and Standing........................................................34

        (b)  Execution, Delivery and Performance of Agreement.................................34

        (c)  Information to be Included in the Definitive Proxy Statement.....................34



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
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        (d) Litigation.......................................................................34

        (e) Ownership of Seller Common Stock.................................................35

8.      Certain Agreements...................................................................35

        (a) Observance of Operations of the Business.........................................35

        (b) Maintain Business................................................................35

        (c) Approval of Shareholders; Proxy Statement........................................36

        (d) Insurance........................................................................37

        (e) Hiring of Employees..............................................................37

        (f) Tax Matters......................................................................37

        (g) Option Agreement.................................................................38

        (h) Transition Services..............................................................38

9.      Certain Covenants of Seller..........................................................39

        (a) Obtain Consents..................................................................39

        (b) Accomplish Sale..................................................................39

        (c) Cooperate with Purchaser.........................................................39

        (d) No Solicitation..................................................................39

        (e) Access to Information............................................................40

        (f) Employee Benefits Plan...........................................................40

        (g) Hart-Scott Compliance............................................................40

        (h) Elimination of Intercompany Indebtedness.........................................41

        (i) Delivery of Documents............................................................41

        (j) Resignations of Directors........................................................41

        (k) Real Property....................................................................41

        (l) Canadian Antitrust Compliance....................................................41



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
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        (m) Security Deposits................................................................41

        (n) Delivery of Books and Records, etc.; Removal of Property.........................41

        (o) Noncompetition...................................................................42

        (p) Takeover Statutes................................................................43

        (q) Declaration of Distribution......................................................43

        (r) Use of Name......................................................................43

10.     Certain Covenants of Purchaser.......................................................43

        (a) Obtain Consents..................................................................43

        (b) Accomplish Sale..................................................................43

        (c) Cooperate with Seller............................................................43

        (d) Hart-Scott Compliance............................................................43

        (e) Employee Benefits and Employee Benefit Plans.....................................43

        (f) Required Documents...............................................................44

        (g) Canadian Antitrust Compliance....................................................44

        (h) License of Bell Name.............................................................44

11.     Conditions Precedent to Purchaser's Obligations......................................44

12.     Conditions Precedent to Seller's Obligations.........................................45

13.     Indemnification......................................................................46

        (a) Indemnification and Reimbursement of Purchaser...................................46

        (b) Indemnification and Reimbursement of Seller......................................46

        (c) Defense of Claims by Third Parties...............................................46

        (d) Notice of Other Claims; Non-Waiver...............................................47

        (e) Threshold........................................................................47

        (f) Exclusive Remedy.................................................................47
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14.     Commission and Finder's Fees.........................................................48

15.     Survival of Representations and Warranties...........................................48

16.     Expenses.............................................................................48

17.     Termination..........................................................................48

18.     Notices..............................................................................49

19.     Entire Agreement, Amendments and Certain Other Matters...............................49

20.     Assignment...........................................................................50

21.     Counterparts.........................................................................50

22.     Effectiveness........................................................................50

23.     Consent to Jurisdiction and Governing Law............................................50

24.     Severability.........................................................................50



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                                                                   EXHIBIT (2.1)



                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                   Valuation Principles
Exhibit B                   General Assignment and Bill of Sale
Exhibit C                   Assumption Agreement
Exhibit D                   Trademark License Agreement
Exhibit E                   Certificate of Non-Foreign Status
Exhibit F                   Opinion of Counsel to Seller
Exhibit G                   Opinion of Counsel to Purchaser
Exhibit H                   Stock Option Agreement
Schedule 1(a)(i)            Real Property
Schedule 1(a)(ii)(A)        Real Property Leases (Seller as Lessor or Sublessor)
Schedule 1(a)(ii)(B)        Real Property Leases (Seller as Lessee or Sublessee)
Schedule 1(a)(v)            Tangible Personal Property
Schedule 1(a)(vi)(A)        Personal Property Leases (Seller as Lessor or Sublessor)
Schedule 1(a)(vi)(B)        Personal Property Leases (Seller as Lessee or Sublessee)
Schedule 1(a)(viii)         Prepaid Expenses
Schedule 1(a)(ix)           Intangible Personal Property
Schedule 1(a)(x)            Business Licenses
Schedule 1(a)(xi)           Vehicles
Schedule 1(a)(xiv)          Business Litigation
Schedule 1(a)(xv)           Acquired Subsidiaries
Schedule 1(b)(vii)          Excluded Contracts and Inventory
Schedule 1(b)(viii)         Excluded Real Estate
Schedule 1(b)(ix)           Remaining Businesses
Schedule 1(c)(ii)           Accounts Payable
Schedule 1(c)(v)            Accrued Expenses
Schedule 1(c)(x)            Ontario Warehouse Agreements
Schedule 1(c)(xii)          Employment Agreements
Schedule 1(d)(i)            Certain Indebtedness
Schedule 1(d)(vi)           Retained Litigation Liabilities
Schedule 3(d)               Terminated Lines
Schedule 6(b)               Shared Facilities or Services
Schedule 6(c)(i)            Conflicting Contracts - Seller
Schedule 6(c)(ii)           Merger/Consolidation Conflicts
Schedule 6(d)(ii)           Capitalization of Subsidiaries
Schedule 6(e)(ii)           Exceptions to Financial Statements
Schedule 6(f)               Certain Liabilities
Schedule 6(g)               Material Changes Since June Balance Sheet
Schedule 6(g)(vi)           Contractual Commitments to Employees
Schedule 6(h)               Litigation
Schedule 6(j)(i)            Exceptions to Good Title (Tangible Personal Property)
Schedule 6(j)(ii)(B)        Exceptions to Good Title (Real Property)
Schedule 6(j)(ii)(C)        Defaults under Real Property Lease
Schedule 6(j)(ii)(E)        Tenant's Purchase Rights
Schedule 6(j)(ii)(F)        Exceptions to Condition of Improvements
Schedule 6(k)               Contracts and Material Defaults
Schedule 6(l)               Exceptions to Patents
Schedule 6(n)               Tax Filing Exceptions
Schedule 6(p)               Affiliate Agreements
Schedule 6(q)(i)            Inventory Exceptions
Schedule 6(q)(ii)           Accounts Receivable Exceptions



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
Schedule 6(r)               Inventory - Subject to a Right of Return
Schedule 6(s)               Seller's Insurance Policies
Schedule 6(t)               Environmental Matters
Schedule 6(y)               Proxies
Schedule 6(z)               Labor Matters
Schedule 6(aa)              Supplier Audits
Schedule 7(b)               Conflicting Contracts - Purchaser
Schedule 10(e)(i)           Exceptions to Employees
Schedule 11(i)              Ontario Warehouse Consents



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                                                                   EXHIBIT (2.1)



                         AGREEMENT OF PURCHASE AND SALE

               AGREEMENT dated as of October 1, 1998 (the "Agreement") by and between BELL INDUSTRIES, INC., a California corporation having its principal office at 2201 East El Segundo Boulevard, El Segundo, California 90245 ("Seller") and ARROW ELECTRONICS, INC., a New York corporation having its principal office at 25 Hub Drive, Melville, New York 11747 ("Purchaser").

                                    RECITALS

               Seller is engaged, among other things, in the distribution of electronic components, including primarily semiconductors, passive components, connectors and power supplies and board-level products, and the provision of value-added services, including primarily kitting, turnkey, SMART (automated replenishment system), assembly of custom cables, harnesses and connectors, contract purchasing and direct programming of chips (collectively, the "Business"). Purchaser wishes to purchase and acquire from Seller the Business (but specifically excluding the other businesses conducted by Seller). Seller will sell, transfer and assign to Purchaser, and Purchaser will purchase and acquire from Seller, the assets, and assume the liabilities of the Business for the consideration and on the terms and conditions hereinafter set forth. Simultaneously with the execution and delivery of this Agreement, Seller and Purchaser have entered into a stock option agreement in the form of Exhibit H (the "Option Agreement").

               NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

               1. Purchase and Sale of the Business.

               (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Seller will, or will cause its subsidiaries to, sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, all of Seller's, or its applicable subsidiary's, right, title and interest in, to and under the following Assets and Properties of Seller (or its subsidiaries) used or held for use in connection with the Business (except as otherwise provided in Section 1(a)(xvi)), as the same shall exist on the Closing Date (the "Assets"):

                      (i) Real Property. The real property set forth on Schedule 1(a)(i), and all of the rights arising out of the ownership thereof or appurtenant thereto (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereto (the "Improvements");

                      (ii) Real Property Leases. Subject to Section 5(c), (A) the leases and subleases of real property set forth on Schedule 1(a)(ii)(A) as to which Seller (and its applicable subsidiaries) is the lessor or sublessor and (B) the leases and subleases of real property set forth on Schedule 1(a)(ii)(B) as to which Seller (and its applicable subsidiaries) is the lessee or sublessee, other than such leases and subleases involving annual rental payments of less than $75,000 individually or $500,000 in the aggregate (which shall be included in the updated Schedule 1(a)(ii)(B) to be redelivered to Purchaser within thirty (30) days after the date hereof), together with any options to



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                                                                   EXHIBIT (2.1)



        purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the leases and subleases described in subclauses (A) and (B), the "Real Property Leases");

                      (iii) Inventory. All inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment or at the premises of third party processors, in each case, which are used or held for use by Seller (or its applicable subsidiaries) in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller (or its applicable subsidiaries) against suppliers of such inventories (the "Inventory");

                      (iv) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business, and any security arrangements and collateral securing the repayment or other satisfaction thereof or related thereto, including any rights of Seller (or its applicable subsidiaries) with respect to any third party collection procedures or any other actions, suits, proceedings, arbitrations, or Governmental Entity investigation or audit which have been commenced in connection therewith (the "Accounts Receivable");

                      (v) Tangible Personal Property. All furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory and Vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller (or its applicable subsidiaries) in the conduct of the Business (including but not limited to the items set forth on Schedule 1(a)(v), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property"));

                      (vi) Personal Property Leases. Subject to Section 5(c),
        (A) the leases or subleases of Tangible Personal Property including but not limited to the items set forth on Schedule 1(a)(vi)(A) as to which Seller (or any of its applicable subsidiaries) is the lessor or sublessor (which Schedule shall be updated and redelivered to Purchaser within five (5) days prior to the Closing Date) and (B) the leases of Tangible Personal Property including but not limited to the items set forth on Schedule 1(a)(vi)(B) as to which Seller (or its applicable subsidiaries) is the lessee or sublessee (which Schedule shall be updated and redelivered to Purchaser within five (5) days prior to the Closing Date), together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B), the "Personal Property Leases");

                      (vii) Business Contracts. Subject to Section 5(c), all contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which Seller (or any of its applicable subsidiaries) is a party and which are utilized in the conduct of the Business, including without limitation, contracts relating to



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                                                                   EXHIBIT (2.1)



        suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements (the "Business Contracts");

                      (viii) Prepaid Expenses. All prepaid expenses to the extent relating to the Business, including but not limited to the items set forth on Schedule 1(a)(viii) (the "Prepaid Expenses"); provided, however, that the extent to which any such Asset relates to the Remaining Businesses (as defined in Section 1(b)(ix)) shall be expressly noted on such Schedule and if not so noted shall be an Asset;

                      (ix) Intangible Personal Property. All Intellectual Property to the extent used or held for use in the conduct of the Business (including Seller's or its applicable subsidiaries, goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including but not limited to the items set forth on Schedule 1(a)(ix) (the "Intangible Personal Property"); provided, however, that the extent to which any such Asset relates to the Remaining Businesses shall be expressly noted on such Schedule and if not so noted shall be an Asset;

                      (x) Licenses. To the extent their transfer is permitted under applicable laws, rules and regulations and subject to Section 5(c), all licenses (including applications therefor) to the extent utilized in the conduct of the Business, including but not limited to the licenses set forth on Schedule 1(a)(x) (the "Business Licenses") (which Schedule shall be updated and redelivered to Purchaser within thirty (30) days after the date hereof); provided, however, that the extent to which any such Asset relates to the Remaining Businesses shall be expressly noted on such Schedule and if not so noted shall be an Asset;

                      (xi) Vehicles. All motor vehicles owned or leased by Seller (or its applicable subsidiaries) and used or held for use in the conduct of the Business, including but not limited to the vehicles set forth on Schedule 1(a)(xi) (the "Vehicles");

                      (xii) Security Deposits. All security deposits deposited by or on behalf of Seller (or its applicable subsidiaries) as lessee or sublessee under the Real Property Leases (the "Tenant Security Deposits");

                      (xiii) Books and Records. All Books and Records used or held for use in the conduct of the Business or otherwise relating to the Assets, other than the Excluded Books and Records (the "Business Books and Records");

                      (xiv) Litigation Claims. Any rights (including indemnification) and claims and recoveries under litigation of Seller (or its applicable subsidiaries) against third parties arising out of or relating to the Business set forth on Schedule 1(a)(xiv) (the "Business Litigation");

                      (xv) Subsidiary Stock. All of the right, title and interest of Seller in, to and under the issued and outstanding shares of capital stock (the "Acquired Shares") of the subsidiaries of Seller set forth on Schedule 1(a)(xv) (the "Subsidiaries");

                      (xvi) Tradenames and Logos. All of Seller's right, title and interest in, to and under the names "Bell Industries", "Bell", "BI" and "Milgray Electronics" and all derivatives thereof and all logos and typestyles used or registered by Seller, and all goodwill associated therewith, whether or not used or held for use in connection with the Business (the "Acquired Names"); and



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                                                                   EXHIBIT (2.1)



                      (xvii) Other Assets and Properties. All other Assets and Properties of Seller (or its applicable subsidiaries) used or held for use in connection with the Business except as otherwise provided in
        Section 1(b) (the "Other Assets").

               To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used in connection with any of Seller's businesses other than the Business or (y) are required by any law, rule or regulation to be retained by Seller, Seller may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning Seller's businesses other than the Business has been deleted. To the extent any of the Business Books and Records relates to the Remaining Businesses, Purchaser will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to such Business Books and Records and the right to make copies and extracts therefrom. Further, Purchaser agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such Business Books and Records unless Purchaser shall first offer in writing to surrender such Business Books and Records to Seller and Seller shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

               (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of Seller and its applicable subsidiaries used or held for use in connection with the Business shall be excluded from and shall not constitute Assets (the "Excluded Assets"):

                      (i) Cash. Cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

                      (ii) Insurance. Life insurance policies of officers and other employees of Seller and all other insurance policies relating to the operation of the Business;

                      (iii) Employee Benefit Plans. All assets owned or held by any Employee Benefit Plans (as defined in Section 6(m));

                      (iv) Tax Refunds. All refunds or credits, if any, of Taxes due to or from Seller;

                      (v) Excluded Books and Records. The minute books, stock transfer books and corporate seal of Seller and its subsidiaries other than the Subsidiaries and any other Books and Records relating primarily to the Excluded Assets or the Retained Liabilities (the "Excluded Books and Records");

                      (vi) Litigation Claims. Any rights (including indemnification) and claims and recoveries under litigation of Seller against third parties arising out of or relating to the Business, except the Business Litigation set forth on Schedule 1(a)(xiv);

                      (vii) Excluded Contracts and Inventory. The rights of Seller in, to and under all of the contracts and inventory set forth on
        Schedule 1(b)(vii);

                      (viii) Excluded Real Estate. The real property set forth on Schedule 1(b)(viii), together with all buildings, structures, facilities, fixtures and the improvements thereto;

                      (ix) Other Business. All of Seller's Assets and Properties that are not used or held for use in connection with the Business, including, without limitation, those



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                                                                   EXHIBIT (2.1)



        businesses set forth on Schedule 1(b)(ix) (the "Remaining Businesses") and the shares of any direct or indirect subsidiaries of Seller other than the Subsidiaries;

                      (x) Claims Against Third Parties. Claims against third parties for damages suffered in connection with Excluded Assets and Retained Liabilities; and

                      (xi) Agreements. Seller's rights under this Agreement, the Option Agreement and any other agreements, instruments or documents executed by Seller pursuant to or in connection with this Agreement and the transactions contemplated hereby.

               To the extent any Excluded Books and Records relate to the Business, Seller will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to such Excluded Books and Records and the right to make copies and extracts therefrom. Further, Seller agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such Excluded Books and Records unless Seller shall first offer in writing to surrender such Excluded Books and Records to Purchaser and Purchaser shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

               (c) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due all of the obligations of Seller (or its applicable subsidiaries) relating exclusively to the Business and arising in connection with the ordinary course of operation of the Business other than the Retained Liabilities (the "Assumed Liabilities"), including but not limited to the following:

                      (i) Real Property Lease Obligations. All obligations of Seller (or its applicable subsidiaries) under the Real Property Leases;

                      (ii) Accounts Payable. All obligations of Seller (or its applicable subsidiaries) with respect to accounts payable reflected or reserved against in the June Balance Sheet (as defined in Section 6(e)(i)) or those arising in the ordinary course of business since June 30, 1998, including but not limited to the items set forth on Schedule 1(c)(ii) (the "Accounts Payable");

                      (iii) Personal Property Lease Obligations. All obligations of Seller (or its applicable subsidiaries) under the Personal Property Leases;

                      (iv) Obligations under Contracts and Licenses. All obligations of Seller (or its applicable subsidiaries) under the Business Contracts and Business Licenses;

                      (v) Accrued Expenses. All obligations of Seller (or its applicable subsidiaries) with respect to accrued expenses reflected or reserved against in the June Balance Sheet or those incurred in the ordinary course of business since June 30, 1998, including without limitation the items set forth on Schedule 1(c)(v) (the "Accrued Expenses");

                      (vi) Returned Goods. All obligations with respect to the Business of Seller (or its applicable subsidiaries) for replacement of, or refund for, damaged, defective or returned goods, except Retained Returned Goods (as defined in Section 1(d)(x));

                      (vii) Product Liabilities. All liabilities with respect to the Business arising out of claims of third parties for damage or injury suffered as the result of



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                                                                   EXHIBIT (2.1)



        defective products sold by Seller (or its applicable subsidiaries) prior to the Closing Date, except the Retained Product Liabilities (as defined in Section 1(d)(xi));

                      (viii) Security Deposits. All obligations of Seller (or its applicable subsidiaries) with respect to any security deposit held as lessor or sublessor under the Real Property Leases (the "Landlord Security Deposits");

                      (ix) Sales Tax Liabilities. All sales and use Taxes collected from customers with respect to the Business and held by Seller on the Closing Date, except the Retained Sales Tax Liabilities (as defined in Section 1(d)(viii)) (the "Assumed Sales Tax Liabilities");

                      (x) Ontario Warehouse Agreements. All obligations of Seller (or its applicable subsidiaries) under the agreements set forth on Schedule 1(c)(x);

                      (xi) Litigation Claims. All obligations and liabilities of Seller and its applicable subsidiaries arising from litigation of third parties against Seller or its applicable subsidiaries arising out of the activities of the Business, except the Retained Litigation (as defined in Section 1(d)(vi));

                      (xii) Employment Agreements. All obligations of Seller under the employment agreements and severance agreements set forth on
        Schedule 1(c)(xii) (the "Assumed Employment Agreements"); and

                      (xiii) Other Liabilities. All other liabilities reserved or reflected on the Audited Balance Sheet.

               (d) Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any of the following liabilities of Seller or any of its subsidiaries (the "Retained Liabilities"):

                      (i) Certain Indebtedness. All obligations of Seller and its subsidiaries for indebtedness set forth on Schedule 1(d)(i);

                      (ii) Tax Liabilities. All obligations of Seller and its subsidiaries for Taxes other than the Assumed Sales Tax Liabilities;

                      (iii) Liabilities under this Agreement. Seller's liabilities under this Agreement, the Option Agreement and any other agreements, instruments or documents executed by Seller pursuant to or in connection with this Agreement and the transactions contemplated hereby;

                      (iv) Employee Benefit Plan Liabilities. All liabilities and obligations under each of the Employee Benefit Plans (as defined in Section 6(m)(i)) or any employee benefit plan, agreement or other arrangement, program or policy maintained or sponsored by Seller or any of its subsidiaries;

                      (v) Post-Retirement Medical Plan Liabilities. All obligations of Seller and its subsidiaries under any post-retirement medical benefits plan;

                      (vi) Litigation Claims. All liabilities of Seller and its subsidiaries arising from claims and recoveries under litigation of third parties against Seller or its subsidiaries set forth on Schedule 1(d)(vi) (the "Retained Litigation");

                                                                   EXHIBIT (2.1)



                      (vii) Excluded Assets. All obligations of Seller and its subsidiaries arising in connection with the Excluded Assets;

                      (viii) Retained Sales Tax Liabilities. All sales, use or other Taxes collected from customers by Seller for delivery to a taxing authority, except those Taxes reflected as liabilities on the Audited Balance Sheet (the "Retained Sales Tax Liabilities");

                      (ix) Other Businesses. All obligations of Seller related to the Remaining Businesses;

                      (x) Retained Returned Goods. All obligations of Seller (or its applicable subsidiaries) for replacement of, or refund for, damaged, defective or returned goods to the extent that (A) such goods are not subject to full return privileges from the supplier thereof or (B) such goods are not non-franchised products sold in the ordinary course of Seller's value-added business (the "Retained Returned Goods");

                      (xi) Retained Product Liabilities. All liabilities arising out of claims of third parties for damages or injury suffered as the result of defective products sold by Seller (or its applicable subsidiaries) that (A) were not sold under customary authorized distributor agreements, (B) were not sold in the ordinary course under Seller's value-added business or (C) arise out of the negligent acts or willful misconduct of Seller, its subsidiaries or its employees or agents (the "Retained Product Liabilities"); and

                      (xii) Retained Employment Agreements. All obligations of Seller under employment agreements and severance agreements, except the Assumed Employment Agreements.

Seller shall discharge, or shall cause the discharge, in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser and its affiliates.

               For purposes of this Agreement:

               "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

               "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

               "Governmental Entity" means any nation or government, any state or other political subdivision thereof, including any municipality, town, village, and subdivision

                                                                   EXHIBIT (2.1)



        thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, governance.

               "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

               2. Purchase Price.

               (a) Calculation of Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser hereunder shall be $187,600,000, as adjusted pursuant to Section 3.

               (b) Closing Payments. Subject to the terms and conditions hereof, Purchaser shall, subject to the adjustments, if any, contemplated under Section 3, pay to Seller an amount (the "Closing Cash Payment") equal to (A) $187,600,000 less the Estimated Balance Sheet Adjustment (as defined below), if any (the "Estimated Purchase Price") less (B) $20,000,000. Seller shall prepare and deliver to Purchaser an estimated consolidated balance sheet (the "Estimated Balance Sheet") of the Business as of the last day of the month immediately prior to the Closing Date (the "Preceding Month"), or in the event the Closing Date shall be within the first ten (10) days of any calendar month, as of the last day of the month immediately prior to the Preceding Month. Such Estimated Balance Sheet shall be prepared on the same terms and basis as specified in the second sentence of Section 3(a) with respect to the Preliminary Audited Balance Sheet (as defined in Section 3). If the net investment shown on the Estimated Balance Sheet is at least $155 million, then there shall be no Estimated Balance Sheet Adjustment. If the net investment shown on the Estimated Balance Sheet is less than $135 million, Purchaser may at its option (1) terminate this Agreement or (2) proceed with the transactions contemplated herein, including the determination of the Closing Cash Payment as reduced by the Estimated Balance Sheet Adjustment described in the following sentence. If the net investment shown on the Estimated Balance Sheet is less than $155 million (the difference between the net investment and $155 million is hereinafter referred to as the "Estimated Shortfall"), then the Closing Cash Payment shall be reduced on a dollar-for-dollar basis by the amount of the Estimated Shortfall (such reduction being referred to as the "Estimated Balance Sheet Adjustment").

               (c) Allocation. (i) As promptly as practicable after the Audited Balance Sheet Date (as defined in Sections 3(b)), Purchaser and Seller shall use their best efforts to agree on the allocation of the Purchase Price among the Assets. As promptly as practicable and in any event not later than fifteen (15) days following the Audited Balance Sheet Date, Purchaser shall deliver to Seller an initial schedule allocating the Purchase Price among the Assets (the "Initial Allocation"). The Initial Allocation shall be final and binding upon Seller and Purchaser unless within ten (10) days of receipt thereof

                                                                   EXHIBIT (2.1)



Seller gives written notice to Purchaser that it does not agree with the Initial Allocation. If Seller so notifies Purchaser within the ten-day period, Purchaser and Seller will use good faith efforts to resolve any disagreements within seven
(7) days after Purchaser's receipt of Seller's written notice. If Seller and Purchaser cannot reach agreement during such seven-day period, their disagreements shall be promptly submitted to an independent public accounting firm jointly selected by Purchaser and Seller (the "Independent Accountant"), which will conduct such review as it deems necessary to resolve their disagreements regarding the Initial Allocation. The allocation of the Purchase Price among the Assets determined under this Section 2(c)(i) is referred to the "Final Allocation".


                      (ii) The review of the Independent Accountant will be restricted as to scope to address only those matters as to which Seller and Purchaser have not reached agreement pursuant to Section 2(c)(i). The Independent Accountant's decision resolving any disagreements will be binding on Seller and Purchaser and will be provided in writing to the parties as promptly as practicable and in any event not later than thirty (30) days after the disagreements are submitted to the Independent Accountant pursuant to Section 2(c)(i). The fees and expenses incurred by the Independent Accountant in connection with resolving any disagreements pursuant to Sections 2(c)(i) will be shared equally by Seller and Purchaser.

                      (iii) Each of Seller and Purchaser agrees: (A) that the Final Allocation will be consistent with the requirements of Code
        Section 1060, (B) to complete jointly and to file separately Form 8594 with its federal income Tax Return consistent with the Final Allocation for the tax year in which the Closing Date occurs and (C) that no party will take a position on any federal, state or local Tax Return, before any Governmental Entity charged with the collection of any tax or in any action or proceeding that is in any manner inconsistent with the terms of the Final Allocation without the consent of the other party.

               (d) Distribution of Payments. Following the receipt by Seller of the Closing Cash Payment due under Section 2(b), Seller shall, subject to applicable fraudulent conveyance laws and to the provisions of Section 500 et seq. of the California Corporations Code (the "CCC"): (i) first apply the Closing Cash Payment to the repayment of the outstanding principal under the Credit Agreement dated as of January 7, 1997, as amended from time to time, by and among Seller, Bell Ontario Holding, Inc., the lenders thereunder and Union Bank of California N.A., as agent (as amended, the "Credit Agreement") as may be necessary to obtain the release of any mortgage, pledge, lien, charge, security interest, encumbrance, lease, license or claim ("Encumbrance") on the Assets securing indebtedness under the Credit Agreement except as otherwise provided in this Agreement; and (ii) except as otherwise provided in Section 9(q) of this Agreement, prior to the Audited Balance Sheet Date, make no payments, dividends or distributions to its shareholders (including the adoption by its Board of Directors of a resolution declaring a dividend or distribution or declaring a record date with respect thereto).

               3. Audited Balance Sheet; Adjustment to the Estimated Purchase Price.

               (a) After the Closing, Purchaser shall prepare or cause to be prepared, and shall cause Ernst & Young LLP, independent accountants (the "Accountants"), to prepare a certification of an audited consolidated balance sheet as of the Closing Date for the

                                                                   EXHIBIT (2.1)



Business (the "Preliminary Audited Balance Sheet"). The Preliminary Audited Balance Sheet shall (i) be prepared from the books and records of the Business in accordance with generally accepted accounting principles, applied on a basis consistent with the Financial Statements, (ii) be prepared in accordance with Seller's valuation principles attached as Exhibit A, and (iii) reflect no write-up of any individual asset of the Business which was included in the Financial Statements and is included in the Preliminary Audited Balance Sheet to a book value greater than its book value in the Financial Statements. As a part of the preparation of the Preliminary Audited Balance Sheet, Purchaser and its employees shall conduct a complete physical inventory of the Business as of the Closing Date, and the results of such inventory shall be reflected in the Preliminary Audited Balance Sheet. Purchaser shall deliver the Preliminary Audited Balance Sheet, and shall use its reasonable efforts to cause the Accountants to deliver the form of the Accountants' report thereon, to Seller as promptly as practicable and, in any event, not later than ninety (90) days after the Closing Date.

               (b) Employees of Seller and PricewaterhouseCoopers LLP ("PWC Representatives") shall have the right, at Seller's expense, to observe and reasonably review and comment to the Accountants upon the preparation of the Preliminary Audited Balance Sheet. In addition, Seller and PWC Representatives shall have the right to observe the taking of the physical inventory and to comment to the Accountants with respect thereto. In the event that Seller shall object to any matter relating to the Preliminary Audited Balance Sheet (which objections shall be solely on the basis that such balance sheet has not been prepared in accordance with the second sentence of Section 3(a) above or is derived from obvious mathematical errors), Seller shall, as promptly as practicable but in any event within thirty (30) days after receipt of the Preliminary Audited Balance Sheet, notify Purchaser of such objections in writing. The parties shall use their best efforts to resolve any such objections as promptly as practicable. If the parties are unable to resolve any such objections within twenty (20) days after the date that Seller delivers such notice of objection to Purchaser, then a nationally recognized independent public accounting firm as shall be mutually agreed by the parties shall be appointed as arbitrator to resolve the dispute in accordance with Section 3(a) above as soon as practicable and its determination with respect to such dispute shall be final and binding upon both parties hereto. The costs of such accounting firm in connection with its acting as such arbitrator shall be borne 50% by Seller and 50% by Purchaser. The final audited balance sheet, reflecting the results of any resolution of objections or arbitrated settlement, accompanied by the Accountants' report thereon, shall be the "Audited Balance Sheet" and the date of delivery thereof to Purchaser and Seller shall be the "Audited Balance Sheet Date".

               (c) If the net investment shown on the Audited Balance Sheet is greater than $155 million, then the Purchase Price shall be increased on a dollar-for-dollar basis by the amount equal to the lesser of (i) the difference between such net investment and $155 million and (ii) $10 million. If the net investment shown on the Audited Balance Sheet is $155 million or less (the difference between such net investment and $155 million is hereinafter referred to as the "Audited Shortfall"), then the Purchase Price shall be reduced on a dollar-for-dollar basis by the amount of the Audited Shortfall.

               (d) The Purchase Price shall also be reduced by the amount, if any, of the Terminated Lines Reduction. The "Terminated Lines Reduction" shall be the sum of (i) the inventory related to terminated lines described on
Schedule 3(d) which has not been returned for full credit to the applicable manufacturer prior to the Closing Date and for which value has

                                                                   EXHIBIT (2.1)



been given on the Audited Balance Sheet and (ii) to the extent reflected as an asset on the Audited Balance Sheet, the pending debits related to terminated lines described on Schedule 3(d) which have not been honored by the applicable manufacturer prior to the Closing Date.

               (e) Within five (5) business days after the Audited Balance Sheet
Date: (i) in the event that the Purchase Price is greater than the Closing Cash Payment, Purchaser shall promptly pay to Seller such difference with interest thereon (accruing from the Closing Date until such payment is made) at the Interest Rate (as defined below); and (ii) in the event that the Purchase Price is less than the Closing Cash Payment, Seller shall promptly pay to Purchaser such difference with interest thereon (accruing from the Closing Date until such payment is made) at the Interest Rate. For purposes of this Agreement, "Interest Rate" means 6% per annum (based on a year of 360 days). The payments required pursuant to this Section 3(e) shall not be subject to any right of setoff, counterclaim or recoupment.

               4. Closing. The Closing (the "Closing") shall take place at 10:00 A.M., local time, on the earliest practicable date after all of the conditions set forth in Sections 11 and 12 shall have been satisfied or waived but in any event not later than three (3) business days after such date (the "Closing Date"), at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York, or such other time and place as the parties may agree.

               5. Obligations of Seller and Purchaser at Closing; Further Assurances.

               (a) At the Closing:

                      (i) Seller will assign and transfer to Purchaser all of its right, title and interest in and to the Assets (free and clear of all Encumbrances) by delivery of (A) a General Assignment and Bill of Sale substantially in the form of Exhibit B, duly executed by Seller,
        (B) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser, (C) general warranty deeds in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser conveying title to the Real Property, (D) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets;

                      (ii) Seller will deliver the other documents, certificates and opinions specified in Section 9;

                      (iii) Purchaser will pay to Seller, by wire transfer of immediately available funds to the account previously designated by Seller to Purchaser, an amount equal to the Closing Cash Payment;

                      (iv) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (A) an Assumption Agreement substantially in the form of Exhibit C duly executed by Purchaser, (B) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in Section 1(c); and

                      (v) Purchaser will deliver the other documents, certificates and opinions specified in Section 10.

               (b) At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller will take all action necessary to execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such

                                                                   EXHIBIT (2.1)



action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser the Business.

               (c) To the extent that any Real Property Lease, Personal Property Lease, Business Contract or Business License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. Seller and Purchaser shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Real Property Lease, Personal Property Lease, Business Contract or Business License to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Real Property Lease, Personal Property Lease, Business Contract or Business License, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to Section 1(c) or otherwise with respect to any such Real Property Lease, Personal Property Lease, Business Contract or Business License. The provisions of this Section 5(c) shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 11(i) has not been fulfilled.

               6. Representations and Warranties of Seller. Seller represents and warrants to Purchaser, as of the date of this Agreement as follows:

               (a) Organization, Standing and Qualification. Each of Seller and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and has the corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties; and each of Seller and the Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in all of the jurisdictions where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not result in loss, liability, cost, expense (including but not limited to attorneys fees and expenses), damage or decline in value to the business, condition or properties of the Business, taken as a whole, or to Purchaser (collectively, "Losses") in excess of $25,000 individually or $100,000 in the aggregate. Seller has delivered to Purchaser true and complete copies (initialed by the Secretary of Seller) of the certificates of incorporation (and all amendments thereto) and the by-laws as presently in effect of Seller and each of the Subsidiaries.

               (b) The Electronics Components Distribution Business. The Business is conducted solely through Seller's Electronic Distribution Group (excluding any Remaining Businesses) and the Subsidiaries. The sale of the Assets by Seller to Purchaser pursuant to this Agreement will convey to Purchaser the entire Business and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller, by any of Seller's affiliates or by others) in connection with the conduct of the Business as heretofore conducted by Seller (except for the Excluded Assets) including, without limitation, all Assets and Properties of Seller and its subsidiaries reflected in the June Balance Sheet (as defined in Section 6(e)) included in the Financial Statements and Assets and Properties acquired since June 30, 1998 used

                                                                   EXHIBIT (2.1)



or held for use in connection with the Business, other than the Excluded Assets and Assets and Properties disposed of since such date, consistent with Section 6(g)(iii). Except as set forth on Schedule 6(b),with respect to the Assets or the Business, there are no shared facilities or services which are used in connection with any business or other operations of Seller or any of Seller's affiliates other than the Business.

               (c) Execution, Delivery and Performance of Agreement; Authority. The execution, delivery and performance of the Agreement in accordance with its terms by Seller will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a violation of, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance pursuant to, any provision of the articles of incorporation (or certificate of incorporation, as the case may be) or by-laws (and all amendments thereto), of Seller or any of the Subsidiaries, or any mortgage, deed of trust, lease, license, agreement (including any debt instrument), law, rule, regulation, order or judgment or decree to which Seller, or any of the Subsidiaries, is a party or by which any of them may be bound or affected, except (i) as set forth on Schedule 6(c)(i) or as specifically noted on Schedule 1(a)(ii)(B), (ii) those which would not result in Losses in excess of $25,000 individually or $100,000 in the aggregate and (iii) any agreements pursuant to which Seller or any of the Subsidiaries purchases inventory from the manufacturers thereof ("Franchise Agreements"). Except as set forth on Schedule 6(c)(ii), the merger, consolidation, combination or amalgamation of any or all of the Subsidiaries with or into Purchaser or its affiliates or, the transfer of any or all of the Assets or any of the Subsidiaries to Purchaser or its affiliates will not, with or without the giving of notice or the passage of time or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance, under any provision of any mortgage, deed of trust, lease, license, material agreement (including any debt instrument) to which Seller, any of its subsidiaries is a party or by which any of them may be bound or affected that would have a materially adverse effect on the business, financial condition, results of operations or properties of Purchaser or of the Business taken as a whole. Seller has the full power and authority to enter into this Agreement and the full power and authority to carry out the transactions contemplated hereby. The Board of Directors of Seller has, subject to approval by Seller's shareholders, approved the entering into by Seller of this Agreement, and there are no other corporate proceedings required to be taken by Seller, except for such shareholders' approval, to authorize the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and subject to usual equity principles.

              (d) Ownership and Capitalization. (i) Seller is the lawful record and beneficial owner of all of the issued and outstanding shares of capital stock of the Subsidiaries, free and clear of all Encumbrances, except those created pursuant to the Credit Agreement. Upon completion of the transactions contemplated by this Agreement, Purchaser will acquire as of the Closing Date good and valid title to the Acquired Shares, free and clear of all Encumbrances.

                      (ii) The capitalization of the Subsidiaries consists of the number of authorized shares of capital stock at the stated par values, the number of issued and outstanding shares and the number of treasury shares, if any, set forth on

                                                                   EXHIBIT (2.1)



        Schedule 6(d)(ii). All of the Acquired Shares have been validly issued and are fully paid and non-assessable. Except for the rights created pursuant to this Agreement and the Option Agreement, there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Subsidiaries or securities convertible or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is Seller or any of the Subsidiaries committed to issue any such option, warrant, right or security.

                      (e) Financial Statements. (i) Seller has delivered to Purchaser copies (initialed by the chief financial officer of Seller and identified with a reference to this section of this Agreement) of the following financial statements (the financial statements set forth in clauses (A), (B) and (C) are hereinafter collectively called the "Financial Statements"): (A) audited consolidated balance sheets of Seller as of December 31, 1997, December 31, 1996 and December 31, 1995 and the related statements of income, shareholders' equity and cash flows for the years then ended, and the unaudited consolidated balance sheet of Seller as of June 30, 1998 and the related statement of income, shareholders' equity and cash flows for the period then ended; (B) unaudited combined balance sheets of the Business as of December 31, 1997, December 31, 1996 and December 31, 1995 and the related statements of income for the years then ended, including Milgray Electronics, Inc. ("Milgray") from the date of Seller's acquisition thereof, and the unaudited combined balance sheet of the Business as of June 30, 1998 ("June Balance Sheet") and the related statement of income for the period then ended; and (C) the management accounts for the period ending August 31, 1998 for the Business (the "Management Accounts").

                      (ii) The Financial Statements set forth in clause (A) of
        Section 6(e)(i) and, except as set forth on Schedule 6(e)(ii), the Financial Statements set forth in clauses (B) and (C) of Section 6(e)(i) have been prepared from the Books and Records of Seller and its subsidiaries in accordance with generally accepted accounting principles, consistently applied and maintained throughout the periods indicated (except as disclosed therein), and present fairly the consolidated financial condition of Seller (with respect to the Financial Statements set forth in clause (A) of Section 6(e)(i)) and the Business (with respect to the Financial Statements set forth in clauses
        (B) and (C) of Section 6(e)(i) as at their respective dates and the results of their operations for the periods covered thereby in accordance with generally accepted accounting principles. With respect to the statements of income contained in the Financial Statements set forth in clauses (B) and (C) of Section 6(e)(i), such statements of earnings do not contain any items of extraordinary or non-recurring income or any other income not earned in the ordinary course of business which in the aggregate for any period presented do not exceed $100,000, except as set forth therein.

                      (iii) The Management Accounts are the only management accounts relating to the Business prepared by Seller with respect to the period covered thereby and have been prepared in the ordinary course of business.

                      (iv) Seller has delivered to Purchaser copies (initialed by the chief financial officer of Seller and identified with a reference to this section of this Agreement) of the following financial statements of Milgray (collectively, the "Milgray Financial Statements"): audited consolidated balance sheets of Milgray as of

                                                                   EXHIBIT (2.1)



        September 30, 1996 and September 30, 1995, and the related statements of income, shareholders' equity and cash flows for the years then ended. The Milgray Financial Statements have been prepared from the Books and Records of Milgray and its subsidiaries in accordance with generally accepted accounting principles, consistently applied and maintained throughout the periods indicated (except as disclosed therein), and present fairly the consolidated financial condition of Milgray as at their respective dates and the results of their operations for the periods covered thereby in accordance with generally accepted accounting principles.

                      (f) Absence of Undisclosed Liabilities. (i) All of the liabilities reflected or reserved against on the June Balance Sheet were incurred in bona fide transactions incurred in the ordinary course of business, except for any such liabilities that were incurred outside the ordinary course of business and would not result in Losses in excess of $25,000 individually or $100,000 in the aggregate. There are no liabilities, contingent or otherwise, of Seller or any of the Subsidiaries which are, in accordance with generally accepted accounting required to be reserved against or disclosed on the June Balance Sheet which are not so reserved or disclosed.

                      (ii) Except as set forth on Schedule 6(f), neither Seller nor any of the Subsidiaries has any liabilities (contingent or otherwise) with respect to the Business under any guarantee, indemnity, bond, reimbursement agreement or pledge agreement with respect to any obligation of third parties or under any joint or joint and several contractual obligation of Seller or any of the Subsidiaries with any other person that are not reflected in or reserved against on the June Balance Sheet or the notes thereto.

                      (g) Absence of Changes or Events. Except as set forth on
        Schedule 6(g) or otherwise contemplated under this Agreement, since the date of the June Balance Sheet, each of Seller and its subsidiaries has conducted the Business only in the ordinary course and consistent with its prior practice and, with respect to the Business each of Seller and its subsidiaries has not:

                      (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities or obligations incurred in the ordinary course of business and consistent with its prior practice;

                      (ii) mortgaged, pledged or subjected to any other Encumbrance, or restriction any of its property, business or assets, tangible or intangible except pursuant to the Credit Agreement or in the ordinary course of business, consistent with past practice;

                      (iii) sold, transferred, leased to others or otherwise disposed of any of its assets, except for inventory sold to customers or returned to vendors in the ordinary course of business and consistent with its prior practice; or canceled or compromised any debt or claim, or waived or released any right of substantial value, except (y) in the ordinary course of business and consistent with its prior practice and
        (z) outside the ordinary course of business debts, claims or rights having a value less than $25,000 individually or $100,000 in the aggregate;

                      (iv) suffered any damage, destruction or casualty or theft loss of assets that is not covered by insurance, except for damage, destruction or loss that is less than $25,000 individually or $100,000 in the aggregate;

                      (v) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs;

                                                                   EXHIBIT (2.1)



                      (vi) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any employee, except (A) in the ordinary course of business and consistent with its practice prior to the date hereof, (B) with respect to any payments of pension, severance or vacation after the date hereof, in accordance with the existing policies of Seller or the relevant subsidiary, as the case may be, (C) promises and commitments made jointly with, or with the consent of Purchaser to secure the services of Seller's employees pending and following the Closing or (D) as to which there is a contractual commitment entered into before the signing of this Agreement; provided, however that any such prior contractual commitment to any employee having total compensation in excess of $100,000 or to a category of employees having more than five persons shall be set forth on Schedule 6(g)(vi);

                      (vii) made any capital expenditures or capital additions or betterments in excess of $250,000;

                      (viii) suffered any change, event or condition which has materially and adversely affected the business, financial condition, results of operations or properties of the Business taken as a whole, except for such as may result from the announcement or disclosure of the transactions contemplated hereby or actions by Purchaser;

                      (ix) issued or sold any shares of capital stock, or issued or sold any options, warrants to purchase or rights to subscribe for, or issued any debt instrument or security convertible into, or entered into any arrangement or contract with respect to, any shares of capital stock or any of the Subsidiaries or made any other changes in its capital structure;

                      (x) made any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or tax purposes;

                      (xi) entered into any amendment, modification, termination (partial or complete) or granted a waiver under or given any consent with respect to (A) any contract which is required (or had it been in effect on the date hereof would have been required) to be set forth on
        Schedule 6(k) pursuant to Section 6(k) or (B) any Business License;

                      (xii) entered into any transaction with any officer, director or affiliate or Seller or any of its subsidiaries; or

                      (xiii) entered into a contract to do or engage in any of the foregoing after the date hereof.

               (h) Litigation. Except as set forth on Schedule 6(h), no action, suit, litigation, arbitration, dispute, proceeding, governmental investigation or governmental audit is pending against, or to the knowledge (as defined at the end of this Section 6) of Seller threatened against, the Business or the Assets. None of such action, suit, litigation, arbitration, dispute, proceeding, governmental investigation or governmental audit is reasonably likely to have a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement. To Seller's knowledge, there is no set of facts or circumstances which could result in any action, suit, litigation, arbitration, dispute, proceeding, governmental investigation or governmental audit which could reasonably be expected to result in Losses in excess of $25,000 individually or

                                                                   EXHIBIT (2.1)



$100,000 in the aggregate. Except as set forth on Schedule 6(h), there are no orders, judgments or decrees of any court or governmental agency in which Seller or any of its subsidiaries is named and which apply specifically to the Business or the Assets and which involve Losses in excess of $25,000 individually or $100,000 in the aggregate.

               (i) Compliance with Laws and Other Instruments. Except with respect to environmental matters (which are covered by Section 6(t)), Seller and each of its subsidiaries has complied in all material respects with all laws, rules, regulations, ordinances, orders, judgments and decrees applicable to the Business or the Assets. Except with respect to environmental matters (which are covered by Section 6(t)), neither the ownership by Seller or any of its subsidiaries, nor the use by Seller or any of its subsidiaries, of the Assets nor the conduct of the Business by Seller or any of its subsidiaries conflicts with the rights of any other Person or violates, in any material respect, any law, ordinance, rule or regulation, or any order, judgment or decree to which Seller or any of its subsidiaries is a party or by which it may be bound or affected. Except with respect to environmental matters (which are covered by Section 6(t)), neither Seller nor any of its subsidiaries has violated or defaulted under any terms or provisions of its articles of incorporation or by-laws, as presently in effect, or any lien, mortgage, lease, agreement or instrument relating to the Business, except for (i) defaults under leases set forth on Schedule 6(c)(i) as requiring consent to this transaction by the landlord thereunder where such consent is not obtained; or (ii) violations or defaults which will not hereafter result in Losses in excess of $25,000 individually or $100,000 in the aggregate. Except with respect to environmental matters (which are covered by Section 6(t)), Seller and each of its subsidiaries has all approvals, authorizations, consents, licenses, orders, and other permits from all governmental agencies, whether federal or local ("Approvals"), required to permit the operation of the Business as presently conducted other than any Approvals the absence of which will not result in Losses in excess of $25,000 individually or $100,000 in the aggregate.

               (j) Title to Properties. (i) Except as set forth on Schedule 6(j)(i), (A) Seller and its subsidiaries have good title to all of the Tangible Personal Property and (B) none of the Tangible Personal Property is subject to any Encumbrance of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except such as are created pursuant to the Credit Agreement.

                      (ii) (A) Other than the Real Property set forth on
        Schedule 1(b)(viii), Schedule 1(a)(i) contains a true and correct list of each parcel of real property owned by Seller or its subsidiaries and used or held for use in connection with the Business, and Schedules 1(a)(ii)(A) and 1(a)(ii)(B) contain true and correct lists of each parcel of real property leased by Seller or its subsidiaries (as lessor and lessee, respectively) and used or held for use in connection with the Business.

                             (B) Seller or its subsidiaries has good and
               marketable fee simple title to the Real Property, free and clear of all Encumbrances other than: (1) the exceptions to title, if any, set forth on Schedule 6(j)(ii)(B) or as set forth in any applicable title policies or reports attached to such Schedule,
               (2) Encumbrances for real estate taxes and assessments not yet delinquent, and (3) zoning ordinances and governmental regulations (which have not been violated by the existing improvements or the use thereof), covenants, conditions, limitations, declarations, easements, restrictions, matters of record (other than mortgages and other Encumbrances) and minor irregularities of title, which do not

                                                                   EXHIBIT (2.1)



               individually or in the aggregate materially detract from the value or materially interfere with the use of any of the Real Property or Real Property Leases (the items set forth in clauses
               (1), (2) and (3) above are collectively called the "Real Estate Encumbrances"). Either Seller or one of its subsidiaries is in possession of the Real Property. Either Seller or one of its subsidiaries has adequate rights of ingress and egress with respect to the Real Property and the Improvements. None of the Real Property or the Improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

                             (C) Either Seller or one of its subsidiaries has a
               valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases set forth on Schedule 1(a)(ii)(B) for the full term thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller or its subsidiaries and of each other Person that is a party thereto, and except as set forth on Schedule 6(j)(ii)(C), there is no, nor has Seller or its subsidiaries received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither Seller nor any of its subsidiaries owes any brokerage commissions with respect to any such leased space.

                             (D) Seller has delivered to Purchaser prior to the
               execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Real Property, and (ii) all Real Property Leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (D) with respect to the real property subject to the Real Property Leases set forth on Schedule 1(a)(ii)(B).

                             (E) Except as set forth on Schedule 6(j)(ii)(E), no
               tenant or other party in possession of any of the real properties subject to the Real Property Leases set forth on Schedule 1(a)(ii)(A) has any right to purchase, or holds any right of first refusal to purchase, such properties.

                             (F) Except as set forth on Schedule 6(j)(ii)(F),
               the Improvements are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of the Real Property or the Improvements.

               (k) Contracts. All of the contracts, leases and other agreements of Seller and its subsidiaries and relating to the Business were entered into in bona fide transactions in the ordinary course of business. Schedule 6(k) sets forth a complete and correct list of all contracts and other agreements to which Seller or any of its subsidiaries is a party and relating to the Business. Notwithstanding the foregoing, Schedule 6(k) need not disclose (i) contracts involving obligations not exceeding $250,000 individually or $1,000,000 for any one kind of related

                                                                   EXHIBIT (2.1)



contract in the aggregate, (ii) the leases set forth on Schedules 1(a)(ii)(A) and 1(a)(ii)(B), (iii) purchase orders with Seller's customers or suppliers in the ordinary course of business consistent with past practice, (iv) value-added contracts in the ordinary course of business consistent with past practice and
(v) contracts that are no longer in effect. Except as set forth on Schedule 6(k), to the knowledge of Seller, there is not under any such contract any existing default by Seller or any of its subsidiaries, or any event or circumstance which, after notice or lapse of time or both, would constitute a default by Seller or any of its subsidiaries, or to the knowledge of Seller, by the other party, or result in a right to accelerate or loss of rights as against Seller or any of its subsidiaries which would in each such case result in Losses in excess of $25,000 individually or $100,000 in the aggregate for all kinds of contracts. There are no contracts, leases or agreements which are required under generally accepted accounting principles to be disclosed in the Financial Statements which have not been so disclosed.

               (l) Patents, etc. Except as set forth on Schedule 6(l), each of Seller and each of the Subsidiaries owns, or has the right to use or possess, all Intellectual Property used in the Business as it is presently operated, including, without limitation, the names Bell, Bell Industries, Bell Electronics, Milgray and Milgray Electronics and variants thereof. Except to the extent that no Losses in excess of $25,000 individually or $100,000 in the aggregate would result, neither Seller nor any of the Subsidiaries is infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses or trade secrets owned by any person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

               (m) Employee Benefit Plans. There are no Encumbrances against the Assets under Section 412(n) of the Internal Revenue Code of 1986, as amended (the "Code"), or Sections 302(f) or 4068 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Seller nor any corporation, trade, business or other entity under common control with Seller, within the meaning of Sections 414(b), (c), (m) or (o) of the Code, or under Section 4001 of ERISA (an "ERISA Affiliate") is or was obligated to contribute to any multiemployer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. As of and after the Closing Date, Purchaser will have no obligation to contribute to, or any liability in respect of, (i) any employee benefit plan within the meaning of Section 3(3) of ERISA, or (ii) any employment, severance or other agreement, arrangement, policy or plan (whether written or oral) providing for insurance coverage (including without limitation self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, or any other forms of compensation or benefits (an "Employee Benefit Plan"), sponsored or maintained by Seller or any ERISA Affiliate, or to which Seller or any ERISA Affiliate is or was obligated to contribute, except for the agreements set forth on Schedule 1(c)(xii). Each Employee Benefit Plan of Seller which has been required to comply with the provisions of Section 4980B of the Code and Sections 601 through 608 of ERISA has complied in all material respects. Seller does not maintain any plans, arrangements, contracts or other programs outside the United States for the purpose of providing or otherwise making available retirement or other benefits to employees of the Business. The Bell Industries Savings and Profit Sharing Plan has received a favorable determination letter regarding its qualification under Section 401(a) of the Code, and nothing has occurred, to the knowledge of Seller, since the

                                                                   EXHIBIT (2.1)



date of such determination which would cause the loss of such qualification. Neither Seller nor any ERISA Affiliate maintains or participates in any voluntary employees' beneficiary association governed by Section 501(c)(9) of the Code. There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) rising in connection with the Employee Benefit Plans of Seller pending or, to the knowledge of Seller, threatened, and to the knowledge of Seller, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course) for which Purchaser could be liable. Neither Seller nor any ERISA Affiliate nor any other "disqualified person" or "party-in-interest" (as defined in Section 3 of ERISA and Section 4975 of the Code, respectively) has, with respect to any such plan, engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which would subject Purchaser to any Taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Code or under Sections 409 or 502(i) or ERISA.

                      (n) Taxes. (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, gains, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) and (B) "Returns" shall mean all returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes required to be filed by Seller, any of its subsidiaries, or any affiliate of Seller or any of its subsidiaries.

                      (ii) Except as set forth on Schedule 6(n), (A) all Returns have been or will be timely filed when due in accordance with all applicable laws; (B) all Taxes shown on such Returns have been or will be timely paid when due; (C) such Returns completely, accurately and correctly in all material respects reflected or will reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon; (D) the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to the income, properties or operations of Seller or any of its subsidiaries as reflected on their books are and will be adequate to cover such Taxes; (E) there are no agreements or consents currently in effect for the extension or waiver of the time (1) to file any Return or (2) for assessment or collection of any Taxes relating to the income, properties or operations of Seller or any of its subsidiaries, and none of Seller, its subsidiaries, or any affiliate of Seller or any of its subsidiaries, has been requested in writing to enter into any such agreement or consent; (F) all federal income tax Returns with respect to taxable years ended on or prior to June 30, 1994 have been examined and closed, or are Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired;
(G) all Taxes which Seller or any of its subsidiaries is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable; (H) there is no action, suit, proceeding, investigation, audit or claim currently pending, or to the knowledge of Seller, threatened, regarding any Taxes relating to the

                                                                   EXHIBIT (2.1)



income, properties or operations of Seller or any of its subsidiaries or any group of which any of the Subsidiaries is now or was formerly a member; (I) all Tax deficiencies which have been claimed, proposed or asserted in writing against Seller or any of its subsidiaries or any group of which any of the Subsidiaries is now or was formerly a member, have been fully paid, finally settled or are being contested in good faith by appropriate proceedings; (J) none of Seller, its subsidiaries, or any affiliate of Seller or its subsidiaries has executed or entered into a closing agreement pursuant to Code Section 7121 (or any comparable provision of state, local or foreign law) that is currently in force and determines the Tax liabilities of any of the Subsidiaries; (K) there is no, and will not be any, agreement or consent made under Code Section 341(f) (or any comparable provision of state, local or foreign law) affecting either of the Subsidiaries; (L) none of the Subsidiaries (1) is required to treat any asset as owned by another person pursuant to the "safe harbor" leasing provisions of the Code or as "tax-exempt use property" within the meaning of Code Section 168(h) or (2) is required to apply any of the foregoing rules under any comparable foreign, state or local Tax provision; (M) none of the Subsidiaries is a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state, local or foreign law); (N) none of the Subsidiaries has agreed, or is required, to make any adjustment under Code Section 481(a) (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise; (O) none of the Subsidiaries has been or is included in any consolidated, affiliated, combined, unitary or other similar Returns that include Seller or any affiliate of Seller; (P) no power of attorney is currently in effect, and no Tax ruling has been requested of any governmental authority, with respect to any Tax matter relating to the income, properties or operations of any of the Subsidiaries; (Q) there are no liens for Taxes upon any of the Assets and, to the knowledge of Seller, no event has occurred which with the passage of time or the giving of notice, or both, could reasonably be expected to result in a lien for Taxes on any of the Assets; and (R) Seller is not a United States real property holding corporation (as defined in Code
Section 897(c)(2)) and has not been a United States real property holding corporation during any period specified in Code Section 897(c)(1)(A)(ii).

           (o) Proxy Statement. The proxy statement relating to the Seller's Shareholders Meeting (as defined in Section 8(c)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by Seller with the Securities and Exchange Commission (the "SEC") or any other Governmental Entity in connection with the transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders of Seller and at the date of Seller's Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Seller with respect to information supplied in writing by or on behalf of Purchaser expressly for inclusion therein. The Proxy Statement and any such other documents filed by Seller with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will comply as to form in all material respects with the requirements of the Exchange Act.

                                                                   EXHIBIT (2.1)



               (p) Affiliate Transactions. Each contract, agreement or arrangement between any of Seller or any affiliate of Seller, existing as of the date of this Agreement and relating to the Business ("Affiliate Agreements") is described as set forth on Schedule 6(p) annexed hereto, and all such Affiliate Agreements will be terminated effective as of the close of business on the Closing Date except as set forth on Schedule 6(p).

               (q) Inventory; Accounts Receivable. (i) Except (A) as set forth on Schedule 6(q)(i), (B) for inventory having an aggregate book value not greater than $500,000 and (C) for inventory purchased for use in kitting, none of the items of the Business' inventory was purchased from a source other than the manufacturer thereof or a distributor duly licensed or franchised to distribute such items by such manufacturer and, except for inventory purchased for customer specific requirements (so long as subject to a contract for the purchase thereof by such customer), all such items of inventory meet the requirements for return to the manufacturer under the applicable Franchise Agreement other than as a result of quantity limitations with respect to such return rights. Except as set forth on Schedule 6(q)(i), to the extent that any items of inventory intended to be sold to the military are, in order to meet military or similar specifications, required to be accompanied by (or the seller thereof is required to maintain) traceability, testing or other documentation, all such documentation has been so maintained and is in the possession of Seller or its subsidiaries at one of their respective offices.

               (ii) Except as set forth on Schedule 6(q)(ii), the Accounts Receivable (A) arose from bona fide sales transactions in the ordinary course of business of the Business and are payable consistent with past practice, (B) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (C) are not subject to any valid set-off or counterclaim except as may be required by law, (D) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (E) are collectible in the ordinary course of business consistent with past practice of the Business in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and (F) are not the subject of any action, suit or proceeding brought by or on behalf of Seller. Schedule (6)(q)(ii) sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable. All steps necessary to render all such security arrangements set forth on Schedule 6(q)(ii) legal, valid, binding and enforceable, and to give and maintain for Seller a perfected security interest in the related collateral, have been taken.

               (r) Rights of Return. Except as set forth on Schedule 6(r), none of Seller and its subsidiaries has sold any inventory of the Business which the purchaser thereof has the right to return to Seller or any subsidiary or cause the seller thereof to repurchase for any reason except (i) pursuant to the customary express warranties of Seller or the relevant subsidiary, as the case may be, for product quality or mistake in shipment or implied warranties at law for title and against infringement, (ii) to the extent the same will be reflected in reserves on the Audited Balance Sheet or (iii) for inventory having a value not exceeding $50,000 individually or $250,000 in the aggregate.

               (s) Insurance. Schedule 6(s) sets forth a complete and accurate list of all of Seller's Insurance Policies (as defined in Section 8(d)). Each of Seller's Insurance

                                                                   EXHIBIT (2.1)



Policies is in full force and effect, and, to the knowledge of Seller, there is not under any of Seller's Insurance Policies, any existing default by Seller or any of the Subsidiaries, or any event which, after notice or lapse of time or both, would constitute a default by Seller or any of the Subsidiaries.

               (t) Environmental Matters. Except as set forth on Schedule 6(t) hereto:

                      (i) The operations of the Business and, to the knowledge of Seller, the respective tenants of Seller and its subsidiaries are in compliance with all Environmental Laws, except for noncompliance which may result in Environmental Liabilities and Costs which individually or in the aggregate could not have a material adverse effect on the Business;

                      (ii) With respect to any currently or previously owned or leased property of Seller and its subsidiaries utilized in the current or previous operation of the Business, none of Seller, its subsidiaries, and (to the knowledge of Seller) their respective tenants is or are subject to any outstanding or threatened order or notice from or agreement with any Governmental Entity or other Person or is subject to any judicial or docketed administrative proceeding with respect to (A) failure to comply with Environmental Laws, (B) Remedial Action under Environmental Laws, (C) any Environmental Liabilities and Costs, or (D) any Release or threatened Release of Contaminants, except (I) as set forth on Schedule 6(h) or (II) for orders, notices, agreements, or proceedings which may result in Environmental Liabilities and Costs which individually or in the aggregate could not have a material adverse effect on the Business;

                      (iii) There are no conditions or events associated with the currently or previously owned or leased properties of Seller or any of its subsidiaries or current or previous operations of the Seller and its subsidiaries or, to the knowledge of Seller, their respective tenants, that may result in any Environmental Liabilities and Costs which individually or in the aggregate could have a material adverse effect on the Business;

                      (iv) Neither the facilities utilized in the current or previous operations of the Business of Seller or any of its subsidiaries nor, to the knowledge of Seller, such facilities of their respective tenants, is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"), the regulations promulgated thereunder, or any analogous provision of state law;

                      (v) None of Seller, its subsidiaries and to the knowledge of Seller, their respective tenants, has caused or allowed any Release of Contaminants, relating to any property owned or leased or previously owned or leased by the Seller or any of its subsidiaries that may result in Environmental Liabilities and Costs which individually or in the aggregate could have a material adverse effect on the Business;

                      (vi) With respect to any currently or previously owned or leased property of Seller and its subsidiaries utilized in the current or previous operation of the Business, none of Seller and any of its subsidiaries has entered into any agreement that may require any of them to pay to, reimburse, guarantee, pledge to, defend, indemnify, or hold harmless any Person for or against Environmental Liabilities and Costs;

                      (vii) With respect to any currently or previously owned or leased property of Seller and its subsidiaries utilized in the current or previous operation of the Business, none of Seller and its subsidiaries has ever directly or indirectly disposed of

                                                                   EXHIBIT (2.1)



        any Hazardous Material (as defined below) at any site or location that is listed on any estate or federal list of sites requiring Remedial Action.

               For the purposes of this Agreement:

               "Contaminant" means any substance regulated or forming the basis of liability under any Environmental Law, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any material of which such substance or waste is a constituent.

               "Environmental Laws" means all federal, state, and local laws, statutes, ordinances and regulations in effect as of the date hereof, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et. seq.); RCRA; the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f and their foreign, state and local counterparts or equivalents, and any transfer or ownership notification or approval statutes such as the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann. Section 13:1K-6 et seq.).

               "Environmental Liabilities and Costs" means as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based on contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, license, permit, order or agreement with any Governmental Entity or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release.

               "Release" means, as to any Person, any release, spill, emission, leading, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Contaminants into the indoor or outdoor environment or into, onto or from any property owned or leased by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

               "Remedial Action" means all actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor

                                                                   EXHIBIT (2.1)



        or outdoor environment, or (iii) perform preremedial studies and investigations and post-remedial monitoring and care.

               (u) Determination of Taxability. No event or circumstance exists which could reasonably be expected to have an adverse effect on the exemption of interest on the Ontario Industrial Development Authority, Adjustable Tender Industrial Development Revenue Bonds (L.D. Brinkman & Co. - West Coast Project) Series 1985 from federal income taxation.

               (v) Vote Required. Assuming the accuracy of the representation and warranty contained in Section 7(e), the approval by the affirmative vote of a majority of the outstanding shares of the common stock of Seller ("Seller Common Stock") entitled to vote is the only vote of the holders of any class or series of the capital stock of Seller required to approve the transactions contemplated by this Agreement and the Option Agreement.

               (w) Article SEVEN of Seller's Articles of Incorporation Not Applicable. Seller has taken all necessary actions so that the provisions of Article SEVEN of Seller's Articles of Incorporation will not, before the termination of this Agreement, apply to this Agreement or the transactions contemplated by this Agreement and the Option Agreement.

               (x) Subsidiary Ownership of Real Property. None of the Subsidiaries has now, or has had at any time, any rights arising out of or appurtenant to the ownership or leasing of real property.

               (y) Proxies. Each of the directors and officers of Seller named on Schedule 6(y) has on the date hereof granted to Purchaser an irrevocable proxy to vote the shares of Seller Common Stock beneficially owned by such person to approve this Agreement and the transactions contemplated by this Agreement.

               (z) Labor Matters. Except as set forth on Schedule 6(z), neither Seller nor any of its subsidiaries is a party to any collective bargaining agreement with any labor union, confederation or association and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union, confederation or association. To Seller's knowledge, there are not pending or threatened against Seller or any of its subsidiaries any general labor disputes, strikes or work stoppages. There is no present or former employee, manager or director of Seller or any of its subsidiary who has made any claim since January 1, 1998 against Seller or any of its subsidiaries (whether under law, any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; (iii) vacations, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve-month period immediately preceding the date of this Agreement; or (iv) termination of employment, and to Seller's knowledge, there is no basis for any such claim.

               (aa) Supplier Audits. Schedule 6(aa) sets forth the dates of each audit conducted since January 1, 1995 by each material supplier to the Business and its subsidiaries.

               (bb) Trading Practices; Ethical Standards. The directors, employees and independent commission agents of Seller and its subsidiaries are in compliance with ethical standards and other trading practices mandated by applicable laws and contractual arrangements and have not made payments to any third parties other than in the ordinary course of business or pursuant to contracts.

               (cc) Value-Added Business. The products assembled and sold by or on behalf of Seller under Seller's value-added business (i) are first quality merchandise, useable and

                                                                   EXHIBIT (2.1)



saleable in the ordinary course of business within a period of not more than twelve (12) months, (ii) were assembled in conformity in all material respects with applicable specifications and quality control standards and in conformity with all applicable laws, rules and regulations and (iii) are not obsolete, damaged, defective or shopworn.

               For purposes of this Agreement, "knowledge" of Seller shall mean and be limited to the actual knowledge of any director of Seller or Tracy Edwards, Russell Doll, Steven Weeks, D.J. Hough or Peter Resnick, in each case, at the date hereof.

               7. Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller, as of the date of this Agreement, as follows:

               (a) Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

               (b) Execution, Delivery and Performance of Agreement. The execution, delivery and performance of this Agreement by Purchaser will not, with or without the giving of notice or the passage of time, or both, conflict with, result in violation of, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance pursuant to, any provision of Purchaser's certificate of incorporation or bylaws or any mortgage, deed of trust, lease, license, material agreement (including any debt instrument), law, rule, regulation, order or judgment or decree to which Purchaser is a party or by which it may be bound or affected, except as set forth on Schedule 7(b) or as could not be reasonably expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement. Purchaser has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Purchaser has approved the entering into by Purchaser of this Agreement. There are no other corporate proceedings required to be taken by Purchaser to authorize the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditor's rights generally and subject to usual equity principles.

               (c) Information to be Included in the Definitive Proxy Statement. Neither the information supplied or to be supplied in writing by or on behalf of Purchaser for inclusion in the Proxy Statement in connection with the transactions contemplated hereby will, at the date it is mailed to shareholders of Seller and at the date of the Seller's Shareholders Meeting, contain any untrue statement of a material fact or omit to state any, material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               (d) Litigation. No action, suit, litigation, arbitration, dispute, proceeding or governmental investigation or governmental audit is pending against, or to the knowledge (as defined at the end of this Section 7) of Purchaser, threatened against, Purchaser or any of its properties, assets or businesses, or any direct or indirect shareholder of Purchaser in its or his capacity as such, which individually or in the aggregate is reasonably likely to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement. There are no orders, judgments or decrees of any court or governmental agency in which the Purchaser is named and which apply specifically to the Purchaser or any of its properties, assets or businesses and which individually or in the aggregate is reasonably likely to

                                                                   EXHIBIT (2.1)



have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

               (e) Ownership of Seller Common Stock. Neither Purchaser nor any of its subsidiaries beneficially owns more than 100 shares of Seller Common Stock.

               8. Certain Agreements.

               (a) Observance of Operations of the Business. From the date hereof until the Closing Date, Purchaser may, at its election, have a reasonable number of representatives (which shall be employees of Purchaser or existing consultants of Purchaser who are acting as such in connection with this Agreement) at the facilities of Seller and its subsidiaries to observe and consult with representatives of Seller and its subsidiaries with respect to the management of the operations of the Business, except as otherwise provided in
Section 8(b). Notwithstanding anything in this Agreement to the contrary, all rights of Purchaser or its representatives to access to or inspection of the Business or to obtain information with respect to the Business pursuant to Sections 8(a), 8(b), 9(c) and 9(e) shall be effected solely through Gordon Graham, Tracy Edwards or such other persons as may be mutually agreed by the parties hereto and shall be subject to the right of a representative of Seller to accompany Purchaser or its representative in connection therewith.

               (b) Maintain Business. From the date hereof to the Closing, except as otherwise provided in this Section 8(b), Seller shall, and shall cause each of its subsidiaries to, conduct the Business only in the ordinary course and consistent with its prior practice (including with respect to the collections of Accounts Receivable and replenishment of Inventory), maintain, keep and preserve the Assets and the assets and properties of the Subsidiaries in good condition and repair and shall use its best efforts to maintain insurance thereon in accordance with present practices, and Seller shall, except as provided in this Section 8(b), use its best efforts to act in such manner to preserve the business and organization of the Business intact, to use its best efforts, at current compensation levels, to keep available to Purchaser the services of present employees of the Business and to use its best efforts to preserve for the benefit of Purchaser the goodwill of suppliers and customers and others having business relations with the Business. Without limiting the generality of the foregoing, unless Purchaser shall have otherwise consented in writing, Seller shall:

                      (i) permit Purchaser's representatives to communicate, orally, in writing or by other media, with the employees of Seller and of the Subsidiaries in connection with matters other than integration planning, due diligence and purchase price determination, as long as such communications are made jointly with designated representatives of Seller and are reviewed and approved in advance by Seller;

                      (ii) not, and cause each of the Subsidiaries not to, conduct the Business in a manner such that the provisions of Section 6(g) will not remain true and correct in all material respects without the consent of Purchaser;

                      (iii) not cause any of the Subsidiaries to change its charter or by-laws in any manner or merge or consolidate or obligate themselves to do so with or into any other entity;

                      (iv) cause those employees of Seller as shall be designated by Gordon Graham and Tracy Edwards and as may be mutually agreed by the parties hereto to assist Purchaser in the human resource planning and the planning of the integration of the

                                                                   EXHIBIT (2.1)



        Business with and into the businesses of Purchaser (it being agreed that such plans shall not be implemented prior to the Closing without the consent of Seller);

                      (v) not modify or change any existing Franchise Agreement or contract required to be set forth on Schedule 6(k) or renew or extend any existing Real Property Lease (unless such renewal or extension is for no more than six (6) months and is otherwise on terms substantially similar to such renewed or extended lease);

                      (vi) not open any new facility in respect of the Business;

                      (vii) not fail to pay all Taxes as they become due and payable, except in cases where the payment of such Taxes is being disputed in good faith by Seller with appropriate reserves reflected or to be reflected in the Audited Balance Sheet;

                      (viii) with respect to any employee of the Business having total compensation in excess of $100,000 annually, not hire, promote or fire any such employee other than for cause;

                      (ix) not make any capital expenditures or capital additions or betterment in excess of $250,000 in the aggregate in respect of the Business;

                      (x) not make any payment, loan, or other transfer of any assets to, or assume any obligations or liabilities of, Seller or any affiliates of Seller except in the ordinary course of business consistent with past practice of the Business; and

                      (xi) consult with and advise Purchaser with respect to (A) any inventory purchases out of the ordinary course of business or inconsistent with past practice and (B) inventory management.

                (c) Approval of Shareholders; Proxy Statement. (i) Seller shall cause a meeting of its shareholders (the "Seller's Shareholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting to approve the transactions contemplated by this Agreement (the "Seller Shareholders' Approval"). The Board of Directors of Seller shall recommend to its shareholders the approval of all such matters and shall use all reasonable efforts to obtain the approval of such shareholders; provided, however, that nothing herein shall require the Board of Directors of Seller to act, or refrain from acting, in any manner that it may determine, after consultation with its outside counsel, to be necessary to the proper discharge of the directors' fiduciary duties to its shareholders. In the event that the Seller Shareholders' Approval is not obtained on the date on which the Seller's Shareholders Meeting is initially convened, the Board of Directors of Seller agrees to adjourn such Seller's Shareholders Meeting at least twice for the purpose of obtaining the Seller Shareholders' Approval and to use its best efforts during any such adjournments to obtain the Seller Shareholders' Approval, unless failure to obtain the Shareholders' Approval is caused by the holders of a majority of outstanding shares of Seller Common Stock voting against the approval of the transactions contemplated by this Agreement.

                      (ii) In connection with Seller's Shareholders Meeting, Seller shall prepare and file a preliminary proxy statement relating to the transactions contemplated hereby (the "Preliminary Proxy Statement") with the SEC, and Seller shall use its best efforts to respond to the comments of the SEC and to cause a definitive proxy statement (the "Definitive Proxy Statement") to be mailed to its shareholders, all as soon as reasonably practicable. Seller shall notify Purchaser as soon as reasonably practicable of the receipt of any comments from the SEC and of any requests by the SEC for

                                                                   EXHIBIT (2.1)



        amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement or for additional information, and shall as soon as reasonably practicable supply to Purchaser copies of all correspondence between it or its representatives and the SEC or members of its staff with respect to the Preliminary Proxy Statement or the Definitive Proxy Statement. If at any time prior to Seller's Shareholders Meeting, any event should occur relating to Seller, any of the Subsidiaries, Purchaser, their respective officers or directors or otherwise, which should be set forth in an amendment of, or a supplement to, the Definitive Proxy Statement, the first party learning of such event shall promptly notify the other, and Seller, with Purchaser's reasonable cooperation, shall thereupon promptly prepare and mail such amendment or supplement. Anything to the contrary contained herein notwithstanding, Seller shall not (except to the extent required by law) include in its Preliminary Proxy Statement or Definitive Proxy Statement any information with respect to Purchaser, or any of its officers, directors, affiliates or associates, or Purchaser's plans or intentions, the form and content of which shall not have been approved by Purchaser prior to such inclusion, such approval not to be unreasonably withheld.

                (d) Insurance. (i) To the extent that (A) there are third-party insurance policies maintained by Seller and its affiliates covering any loss, liability, damage or expense relating to the Assets, operations, conduct, products and employees (including former employees) of the Business ("Seller's Insurance Policies") (all such losses, liabilities, claims, damages or expenses regardless of the availability of insurance coverage, are herein referred to collectively as the "Business Liabilities") and relating to or arising out of occurrences prior to the Closing, and (B) Seller's Insurance Policies continue after the Closing to permit claims ("Claims") to be made with respect to such Business Liabilities relating to or arising out of occurrences prior to the Closing, Seller agrees to cooperate and cause its affiliates to cooperate with Purchaser in submitting Claims on behalf of Purchaser or the Subsidiaries under Seller's Insurance Policies with respect to such Business Liabilities relating to occurrences prior to the Closing, except for Claims relating to Retained Liabilities.

                      (ii) Seller shall maintain each of Seller's Insurance Policies in full force and effect until the Closing.

               (e) Hiring of Employees. Seller and Purchaser agree that pending the Closing, and in the event of termination of this Agreement, until six months after such termination, (i) Purchaser will not hire, employ, solicit, or offer employment to any present employee of Seller or any of its subsidiaries, whether or not such employee remains in the employ of Seller or any of its subsidiaries, after the date hereof, without Seller's written consent, except for discussions prior to the termination of this Agreement in accordance with Section 8(b)(i) with employees relating to their employment by Purchaser after the consummation of the transactions contemplated herein, and (ii) Seller will not, and will cause each of its subsidiaries not to, hire, employ, solicit or offer employment to any present employee of Purchaser, whether or not such employee remains in the employ of Purchaser after the date hereof, without Purchaser's written consent. The foregoing mutual covenants shall survive any breach or alleged breach of this Agreement or the termination of this Agreement for any reason.

                (f) Tax Matters. (i) Any and all existing Tax sharing, allocation, compensation or like agreements or arrangements, whether or not written, that include

                                                                   EXHIBIT (2.1)



        any of the Subsidiaries, including without limitation any arrangement by which any of the Subsidiaries makes compensating payments to each other or any other member of any affiliated, consolidated, combined, unitary or other similar Tax group for the use of certain tax attributes, shall be terminated as to the Subsidiaries on or prior to the Closing Date (pursuant to a writing executed on or before the Closing Date by all parties concerned) and shall have no further force or effect as to the Subsidiaries. Any and all powers of attorney relating to Tax matters concerning any of the Subsidiaries shall be terminated as to that Subsidiary on or prior to the Closing Date and shall have no further force or effect.

                      (ii) After the Closing Date, Purchaser and Seller shall provide each other, and Purchaser shall cause the Subsidiaries to provide Seller, with such cooperation and information relating to the Subsidiaries as either party reasonably may request in (A) filing any Tax return, amended return or claim for refund, (B) determining any Tax liability or a right to refund of Taxes, (C) conducting or defending any audit or other proceeding in respect of Taxes or (D) effectuating the terms of this Agreement. The parties shall retain, and Purchaser shall cause the Subsidiaries to retain, all returns, schedules and work papers, and all material records (including accounting records) and other documents relating thereto, until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered and delivered to Seller or Purchaser, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section 8(f)(ii) shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, neither Seller nor Purchaser, nor any of their affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this Section 8(f)(ii).

                      (iii) Purchaser shall have received, on or before the Closing Date, an affidavit in the form of Exhibit E that Bell Ontario Holding, Inc. is not a "foreign person" within the meaning of Code
        Section 1445. If, on or before the Closing Date, Purchaser shall not have received such affidavit, Purchaser may withhold from the Purchase Price payable at Closing to the Seller pursuant hereto such sums as are required to be withheld therefrom under Code Section 1445.

                      (iv) Seller shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the sale, transfer or delivery of the Acquired Shares hereunder, and Purchaser shall reimburse Seller one-half of any such payment, provided that the amount of reimbursement by Purchaser shall not exceed $500,000. Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

               (g) Option Agreement. Seller and Purchaser will perform fully their respective obligations under the Option Agreement.

               (h) Transition Services. At Purchaser's request, Seller agrees to provide to Purchaser and the Business data processing and other computer services, data-induced

                                                                   EXHIBIT (2.1)



communications, accounting services, human resources and other administrative support to the extent used by the Business prior to the Closing Date, and the facilities and services set forth on Schedule 6(b) and the facility set forth on
Schedule 1(b)(viii) (collectively, the "Transition Services") for up to twelve
(12) months from the Closing Date. Purchaser shall reimburse Seller for all out-of-pocket costs incurred in providing the Transition Services, including any reasonable payments deemed necessary by Seller (and consented to in advance by Purchaser, which consent shall not be unreasonably withheld) to ensure continuing services of the personnel performing such services during such period.

               9. Certain Covenants of Seller.

               (a) Obtain Consents. Seller will, and will cause each of its subsidiaries to, upon the request of Purchaser, use its reasonable efforts to obtain the consents necessary in connection with the transactions contemplated hereby with respect to each (i) of the items set forth on Schedule 6(c)(i), (ii) lease set forth on Schedules 1(a)(ii)(A) and 1(a)(ii)(B) and (iii) Franchise Agreement, and deliver to Purchaser evidence thereof, it being understood however that (A) neither Seller nor any of its subsidiaries shall be required to pay any consideration or relinquish valuable rights to obtain such consents and
(B) Purchaser shall cooperate with Seller in obtaining such consents.

               (b) Accomplish Sale. Seller will, and will cause each of its subsidiaries to, enter into no transaction and make no agreement or commitment which would prevent or unreasonably delay the Closing, and will, and will cause each of its subsidiaries to, act in such manner to consummate the transactions contemplated by this Agreement and will, and will cause each of its subsidiaries to, use its reasonable efforts not to permit any event to occur which would result in any of its representations, warranties or covenants contained in this Agreement or delivered in connection herewith not being true and correct at and as of the time immediately after the occurrence of such transaction or event except to the extent Purchaser has (y) consented thereto or (z) requested Seller to take or omit to take an action (and Seller has complied with such request), in each case where such consent or request has resulted in such representation and warranty not being true and correct, it being agreed that Purchaser shall notify Seller of any breach of this provision of which it has actual knowledge and provide Seller with a reasonable opportunity to cure such breach.

               (c) Cooperate with Purchaser. Subject to Section 8(b), Seller shall, and shall cause each of its subsidiaries and shall direct each of their respective officers and employees to, reasonably cooperate and assist Purchaser and Purchaser's accountants, attorneys, employees, lenders and other representatives in consummating the transactions contemplated under this Agreement.

               (d) No Solicitation. Seller shall not, and shall direct each of its subsidiaries and their respective officers, employees, representatives and agents not to, directly or indirectly, induce, solicit or initiate discussions or negotiations with, or provide any non-public information to, any corporation, partnership, person or other entity or group concerning any merger, sales of substantial assets, sales of shares of capital stock or similar transactions involving Seller or any subsidiary or division of Seller if such transaction involves the Business or any of the Assets ("Alternative Proposal") or enter into any agreement with respect thereto; provided that, prior to the receipt of the Seller Shareholders' Approval and upon receipt of advice of Seller's legal counsel that such provision, discussion or negotiation is required pursuant to fiduciary

                                                                   EXHIBIT (2.1)



obligations under applicable law, Seller may provide information (including non-public information, but only pursuant to a confidentiality agreement in customary form, including customary standstill provisions), and enter into (or induce) discussions or negotiations with, any person who has made a bona fide unsolicited Alternative Proposal in respect of such a transaction which the Board of Directors of Seller in good faith determines is a better offer than the transactions contemplated by this Agreement. Seller will promptly communicate to Purchaser the terms of any Alternative Proposal (including the maker thereof) which it may receive in respect of all such transactions prohibited by the foregoing and keep Purchaser informed of the status and material information with respect to such discussions or negotiations. Nothing in this Section 9(d) shall (x) permit Seller to terminate this Agreement (except as specifically provided in Section 17, (y) permit Seller to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, Seller shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of Seller under this Agreement.

               (e) Access to Information. Prior to the Closing or termination of this Agreement in accordance with its terms, Seller will, and will cause each of its subsidiaries to, (i) give Purchaser and its authorized representatives reasonable access during normal business hours to all offices and other facilities relating to the Business and to all its books and records relating to the Business and will request that its independent accountants allow Purchaser's independent accountants access to all of their work papers, including, but not limited to, all plan documents, audit programs, lists of proposed adjustments and conclusion memoranda, (ii) permit Purchaser to make such inspections as it may reasonably require, and (iii) subject to Section 8(b), cause its officers to furnish Purchaser with such financial and operating data and other information with respect to the Business and their properties as Purchaser may from time to time reasonably request, in each case to the extent that the same does not unreasonably interfere with the operations of the Business (it being understood that Seller shall, and shall cause its subsidiaries to, develop (with the cooperation of Purchaser) such information as may be reasonably required in connection with Purchaser's integration planning, provided that such development does not unreasonably interfere with the operations of the Business or conflict with applicable law or the provisions of any existing confidentiality agreement and there exists sufficient underlying data to develop such information). Purchaser will, and will direct each of its representatives to, hold all such information and documents confidential in accordance with and subject to the terms of the Confidentiality Agreement dated April 8, 1998 executed by Purchaser and Seller (the "Confidentiality Agreement"); provided, however, that the terms of the Confidentiality Agreement relating to the Assets and the Business shall not apply to Purchaser after the Closing Date. Seller shall hold all information relating to the Assets or the Business confidential in accordance with and subject to the terms of the Confidentiality Agreement as if Seller were the recipient of such information.

               (f) Employee Benefits Plan. As of the Closing Date, each employee of the Business shall become 100% vested in his or her interest in or his or her accrued benefits under all Employee Benefit Plans.

               (g) Hart-Scott Compliance. Seller shall promptly prepare and file all reports and provide all additional information required under the Hart-Scott-Rodino Antitrust

                                                                   EXHIBIT (2.1)



Improvements Act of 1976, as amended ("Hart-Scott"), and use its best efforts to obtain all approvals required thereunder.

               (h) Elimination of Intercompany Indebtedness. Other than intercompany indebtedness and receivables between the Subsidiaries, prior to the Closing Date, Seller shall cause all intercompany indebtedness involving the Business to be canceled or eliminated or contributed to the Subsidiaries and all intercompany receivables involving the Business to be canceled or eliminated or distributed to Seller.

               (i) Delivery of Documents. Seller shall cause to be delivered to Purchaser all documents required to be delivered to Purchaser at or prior to the Closing.

               (j) Resignations of Directors. Seller shall cause to be delivered to Purchaser at or prior to the Closing the resignations of the boards of directors of each of the Subsidiaries as Purchaser shall have requested.

               (k) Real Property. At or prior to the Closing, the following shall occur:

                      (i) Subject to Section 8(f)(iv), all real estate transfer and gains Taxes payable by reason of the transaction contemplated hereunder shall be paid and borne by Seller. Seller and Purchaser shall cooperate to prepare and file all required documents and filings with applicable authorities.

                      (ii) Seller shall deliver to Purchaser and its title insurer such evidence as may be reasonably required by Purchaser or its title insurer of the due authorization, execution and delivery of this Agreement.

                      (iii) In connection with Purchaser's efforts to obtain an owner's title insurance policy or policies (the "Policies") for any of the Real Property, Seller shall provide for the delivery of such executed and acknowledged affidavits and/or agreements as Purchaser's title insurer shall reasonably require in order to omit from each of the Policies all exceptions (other than Real Estate Encumbrances) for (A) judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to name of Seller or any of the Subsidiaries, (B) rights of tenants, (C) mechanics' and materialmen's Encumbrances not reflected on the June Balance Sheet and (D) unrecorded documents to which any of the Subsidiaries or Seller is a party or of which any of the Subsidiaries or Seller has knowledge.

                      (iv) Seller shall cause its subsidiary Bell Ontario Holding, Inc. to deliver to Purchaser the general warranty deed for the Real Property located in the City of Ontario, County of San Bernardino, State of California, sometimes commonly referred to as 1251 South Rockefeller Avenue, Ontario, California.

               (l) Canadian Antitrust Compliance. Seller shall promptly file any notice and provide any information required under Investment Canada and the Competition Act of Canada.

               (m) Security Deposits. Seller will take all actions necessary to transfer to Purchaser on the Closing Date all of Seller's or its applicable subsidiaries' right, title and interest in and to the Tenant Security Deposits and the Landlord Security Deposits.

               (n) Delivery of Books and Records, etc.; Removal of Property.
        (i) On the Closing Date, Seller will deliver or make available to Purchaser at the locations at which the Business is conducted all of the Business Books and Records and such other Assets as are in Seller's or its applicable subsidiaries' possession at other locations, and if at any time after the Closing Seller discovers in its possession or under its control any other

                                                                   EXHIBIT (2.1)



        Business Books and Records or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Purchaser.

                      (ii) Within sixty (60) days after the Closing Date, Seller shall remove all Assets and Properties not being sold to Purchaser hereunder from the Real Property and Improvements. Such removal shall be at the sole cost and risk of Seller, including risk of loss and damage to such Assets and Properties. Purchaser shall have no liability to Seller with respect to such removal and transportation. Seller shall be responsible for all repairs to the Real Property and Improvements due to damage caused by Seller and its employees and agents in connection with the removal of Seller's Assets and Properties.

                (o) Noncompetition. (i) Seller will, for a period of five (5) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future affiliates;

                             (A) causing or attempting to cause (A) any client,
               customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its affiliates or
               (B) any officer, employee or consultant of Purchaser or any of its affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its affiliates;

                             (B) disclosing (unless compelled by judicial or
               administrative process) or using any confidential or secret information relating to the Business or any client, customer or supplier of the Business; or

                             (C) participating or engaging in, or otherwise
               lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised the Business on the Closing Date; provided, however, that nothing in this clause (C) will be deemed to prohibit Seller from continuing the business conducted by its Computer Division (as set forth on Schedule (1)(b)(ix)), namely selling computer systems and related items and value-added services to businesses, governmental agencies and academic institutions.

                      (ii) The parties hereto recognize that the laws, rules, regulations and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section 9(o). It is the intention of the parties that the provisions of this Section 9(o) be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws, rules, regulations or policies) of any provisions of this Section 9(o) shall not render unenforceable, or impair, the remainder of the provisions of this Section 9(o). Accordingly, if any provision of this Section 9(o) shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                      (iii) The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 9(o) would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                                                                   EXHIBIT (2.1)



               (p) Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, Seller and the members of the Board of Directors of Seller shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

               (q) Declaration of Distribution. Seller shall not take any action to declare a dividend or to make any distribution of the Purchase Price to the holders of Seller Common Stock (including the adoption by its Board of Directors of a resolution declaring such distribution and establishing a record date and such distribution date), unless (i) such action occurs after the Audited Balance Sheet Date, (ii) such distribution would not constitute a fraudulent conveyance under applicable bankruptcy laws and (iii) such distribution would not violate
Section 500 et seq. of the CCC.

               (r) Use of Name. Following the Closing and continuing thereafter indefinitely, Seller shall not, and shall cause its subsidiaries not to, directly or indirectly, use or otherwise exploit the name "Milgray Electronics" or any derivatives thereof or any other trade name, domain name, trademark or service mark similar or confusingly similar thereto or used or held for use in the Business. Within one (1) week after the Closing Date, Seller shall cause each of its subsidiaries to change its name to no longer contain the name "Milgray" or any derivatives thereof.

               10. Certain Covenants of Purchaser.

               (a) Obtain Consents. Purchaser will use its best efforts to obtain and deliver to Seller all consents necessary to the transactions contemplated hereunder.

               (b) Accomplish Sale. Purchaser will enter into no transaction and make no agreement or commitment which would prevent or unreasonably delay the Closing and will act in such manner, and cause its officers to act in such manner, to consummate the transactions contemplated by this Agreement and will use its reasonable efforts not to permit any event to occur which would result in any of its representations, warranties or covenants contained in this Agreement or delivered in connection herewith not being true and correct at and as of the time immediately after the occurrence of such transaction event.

               (c) Cooperate with Seller. Purchaser shall, and shall direct each of its officers and employees to, cooperate fully and assist Seller and Seller's accountants, attorneys, employees and other representatives in completing the transactions contemplated under this Agreement.

               (d) Hart-Scott Compliance. Purchaser shall promptly prepare and file all reports and provide all additional information required under Hart-Scott, and use its best efforts to obtain all approvals required thereunder.

               (e) Employee Benefits and Employee Benefit Plans. (i) Purchaser shall offer employment to all persons who were employed by Seller or its subsidiaries primarily in connection with the Business on the date immediately preceding the Closing Date, including those on disability and vacation ("Employees"), except those Employees set forth on Schedule 10(e)(i). Each such Employee shall be eligible to participate in all Employee Benefit Plans maintained or sponsored by Purchaser, or to which Purchaser contributes, and in which comparable employees of Purchaser are entitled to participate.

                                                                   EXHIBIT (2.1)



        Each such Employee's period of service with Seller or its subsidiaries shall be counted in determining eligibility for participation under each Employee Benefit Plan of Purchaser, including, without limitation, Purchaser's ESOP and Capital Accumulation Plan, and such service shall be counted in determining vesting of benefits under each Employee Benefit Plan of Purchaser other than Purchaser's ESOP; provided, however, that such service shall not be counted for benefit contribution or accrual purposes under any Employee Benefit Plans of Purchaser. Each such Employee shall be eligible to be covered as of his date of hire under any Employee Benefit Plan of Purchaser providing health care benefits (whether or not through insurance) without regard to any waiting period or any condition or exclusion based on any pre-existing conditions, and shall receive full credit for any copayments or deductible payments made before the Closing Date. Purchaser shall use its reasonable best efforts to cause its Capital Accumulation Plan to accept direct rollovers of eligible rollover distributions (within the meaning of Section 402(f)(2)(A) of the Code) received by Employees under the Bell Industries Savings and Profit Sharing Plan.

                      (ii) Purchaser shall be responsible for any legally mandated continuation of health care coverage with respect to any "group health plan" (as such term is defined in Section 607(l) of ERISA and Section 5000(b)(1) of the Code) as may be required under Section 4980B of the Code ("COBRA Liability"), for Employees and/or their dependents who have a loss of health care coverage under Section 4980B of the Code due to a qualifying event (within the meaning of Section 4980B(f)(iii) of the Code) which occurs after the Closing Date ("Post-Closing COBRA Liability").

                      (iii) Purchaser agrees that it shall not, at any time prior to sixty days after the Closing Date, effectuate a "plant closing" or "mass layoff'" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") affecting in whole or in part any facility, site of employment, operating unit or Employee of Seller or any of the Subsidiaries to the extent that the requirements of WARN are applicable under the circumstances without complying fully with the applicable requirements of WARN.

               (f) Required Documents. Purchaser shall cause to be delivered to Seller all documents required to be delivered to Seller at or prior to the Closing.

               (g) Canadian Antitrust Compliance. Purchaser shall promptly file any notice and provide any information required under Investment Canada and the Competition Act of Canada.

               (h) License of Bell Name. At the Closing, Purchaser shall grant to Seller a royalty-free, paid up, transferable, non-exclusive license, in the form attached hereto as Exhibit D, to use the name "Bell Industries", "Bell" or any derivatives thereof.

               11. Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser hereunder are subject to the fulfillment or waiver of each of the following conditions at or prior to the Closing:

               (a) All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

                                                                   EXHIBIT (2.1)



               (b) There shall not have been any breach in any material respect by Seller of any of its covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller at or before the Closing.

               (c) Since the date of this Agreement, none of the following shall have occurred: (i) improper conduct by Seller or any of its subsidiaries constituting fraud in connection with transactions with a significant supplier of inventory to Seller or any of its subsidiaries and (ii) violations of government contract laws, rules and practices committed by Seller or any of its subsidiaries that both (A) result in a termination or suspension of performance under a government prime or subcontract or debarment and (B) significantly impair the ability of Seller or any of its subsidiaries to conduct business as a government prime contractor or subcontractor.

               (d) There shall have been no material adverse change since June 30, 1998 in the Assets or the financial condition, results of operations, prospects or business of the Business taken as a whole; provided that the foregoing shall not include the termination of any Franchise Agreements due to the public announcement of this Agreement or the transactions contemplated hereby.

               (e) There shall be delivered to Purchaser a certificate executed by the chief executive officer and chief financial officer of Seller, dated the Closing Date, certifying, in their capacities as such officers, that the conditions set forth in paragraphs (a), (b), (c) and (d) of this Section 11 have been fulfilled.

               (f) Seller shall have obtained evidence in form reasonably satisfactory to Purchaser that any Encumbrances on the Assets pursuant to the Credit Agreement have been or will, immediately following the Closing, be released by the lenders thereunder.

               (g) The consummation of the transactions contemplated hereby shall not have been enjoined by any court or federal, state or foreign governmental agency, including, without limitation, the Department of Justice, the Federal Trade Commission or the SEC.

               (h) Seller shall have filed all reports and satisfied all requests for additional information pursuant to Hart-Scott, and all applicable waiting periods shall have expired.

               (i) The consents set forth on Schedule 11(i) shall have been obtained and shall be in full force and effect and not subject to any condition that has not been satisfied or waived.

               (j) Purchaser shall have received the opinion of Irell & Manella LLP, counsel to Seller, substantially in the form of Exhibit F.

               (k) There shall not be a moratorium on commercial bank lending declared by a federal or New York State regulatory authority or other circumstances or state of facts constituting a disruption in the financial markets causing banks and other financial institutions not to extend credit.

               12. Conditions Precedent to Seller's Obligations. All obligations of Seller hereunder are subject to the fulfillment or waiver of each of the following conditions at or prior to the Closing:

               (a) All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing, and shall then be true and correct in all material respects.

                                                                   EXHIBIT (2.1)



               (b) There shall not have been any breach in any material respect by Purchaser of any of its covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing.

               (c) There shall be delivered to Seller a certificate executed by the chief executive officer and chief financial officer of Purchaser, dated the Closing Date, certifying that the conditions set forth in paragraphs (a) and
(b) of this Section 12 have been fulfilled.

               (d) The consummation of the transactions contemplated hereby shall not have been enjoined by any court or federal, state or governmental agency, including, without limitation, the Department of Justice, the Federal Trade Commission or the SEC.

               (e) Purchaser shall have filed all reports and satisfied all requests for additional information pursuant to Hart-Scott and all applicable waiting periods shall have expired.

               (f) The shareholders of Seller shall have approved the transactions contemplated hereby in accordance with applicable law and with the articles of incorporation and by-laws of Seller.

               (g) The banks under the Credit Agreement shall have consented to the transactions contemplated hereby.

               (h) Seller shall have received the opinion of Milbank, Tweed, Hadley & McCloy, special counsel to Purchaser, substantially in the form of Exhibit G.

               13. Indemnification.

               (a) Indemnification and Reimbursement of Purchaser. Seller agrees to defend, indemnify and hold harmless Purchaser and its successors and assigns, against and in respect of any and all loss, liability, cost, expense, damage, or decline in value, including all costs and expenses incurred in enforcing rights under this Section 13, but after deducting the benefits actually or reasonably expected to be received (offset by any costs related to such benefits) with respect to Taxes or insurance (collectively, "Indemnification Losses"), resulting from, arising out of or relating to (A) (i) any misrepresentation or breach of warranty by Seller made as a part of or contained in this Agreement or in any certificate or document executed and delivered in connection with this Agreement or the transactions contemplated herein and (ii) any failure of the representations and warranties of Seller contained in Section 6 of this Agreement to be true and correct as if made again at and as of the Closing Date, (B) any failure by Seller to perform or otherwise fulfill any covenant or agreement made herein or contemplated hereby and (C) Retained Liabilities.

               (b) Indemnification and Reimbursement of Seller. Purchaser agrees to defend, indemnify and hold harmless Seller, and its successors and assigns, against and in respect of any and all Indemnification Losses resulting from, arising out of or relating to (A) (i) any misrepresentation or breach of warranty by Purchaser made as a part of or contained in this Agreement or in any certificate or document executed and delivered in connection with this Agreement or the transactions contemplated herein and (ii) any failure of the representations and warranties of Purchaser contained in Section 7 of this Agreement to be true and correct as if made again at and as of the Closing Date,
(B) any failure by Purchaser to perform or otherwise fulfill any covenant or agreement made herein or contemplated hereby, (C) the conduct of the Business by Purchaser after the Closing Date and (D) any Assumed Liabilities.

               (c) Defense of Claims by Third Parties. Whenever a claim shall arise for indemnification under this Section 13 (except in respect of Taxes which shall be governed by the

                                                                   EXHIBIT (2.1)



provisions of Section 8(g)), the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party no later than ten (10) days prior to the time any response to the asserted claim is required, if possible. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof. If an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; provided, however, that, no settlement shall be made without the prior written consent of the Indemnified Party (except that if the Indemnified Party shall withhold its consent to any settlement proposed by the Indemnifying Party, the Indemnifying Party shall in no event be deemed for purposes of this Section 13 to have suffered losses, liabilities or damages in connection with such claim or proceeding in excess of the proposed amount of such settlement); and provided further, however, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including , but not limited to, settling such claim or litigation (after giving notice of the same to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 13.

               (d) Notice of Other Claims; Non-Waiver. Any party claiming indemnification hereunder shall give reasonably prompt written notice to the other as soon as practicable after it becomes aware of any condition or event that gives rise to Indemnification Losses for which indemnification is sought under this Section 13, except as otherwise provided in Section 13(c). Failure of an Indemnified Party to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect thereto except to the extent of actual loss or prejudice as a result of such failure.

               (e) Threshold. No Indemnified Party shall be entitled to indemnification pursuant to this Section 13 for any Indemnification Losses incurred unless the aggregate amount for which indemnification is sought with respect to the aggregate of all Indemnification Losses is in excess of $1,000,000 (the "Threshold"). If the amount of claims for Indemnification Losses exceeds the Threshold, then the Indemnified Party entitled to indemnification pursuant to this Section 13 shall be entitled to indemnification for all Indemnification Losses, including the first $1,000,000 of such losses incurred.

               (f) Exclusive Remedy. The provisions of this Section 13 shall constitute the sole and exclusive remedy of and means by which any Indemnified Party after the Closing may obtain recompense for any damages, including Indemnification Losses, arising out of, resulting from or incurred in connection with this Agreement, including, without limitation, any inaccuracy and/or breach of any representation or warranty contained in this Agreement or any

                                                                   EXHIBIT (2.1)



other agreement under this Agreement or any other agreement or instrument, or any other act or omission by any party hereto.

               14. Commission and Finder's Fees. Each of the parties hereto represents and warrants to the other that no individual, firm or corporation, as a result of any action of such party, has any right, interest or valid claim against or upon the other party for any commission, fee or other compensation as broker or finder or for acting in any similar capacity. The parties acknowledge that Seller is obligated to pay a fee to Lincoln Partners LLC for rendering a fairness opinion in connection with the transactions contemplated by this Agreement.

               15. Survival of Representations and Warranties. The representations and warranties made by the parties hereto under this Agreement or in connection with the transactions contemplated hereby or in any certificate, list or other instrument delivered pursuant hereto shall survive the Closing until after the Audited Balance Sheet Date and thereafter until the earlier of (a) the second anniversary of the Closing Date and (b)(i) the liquidation of Seller or (ii) the merger of Seller with, or the sale of all of Seller's equity to, an acquiring Person and thereafter no claim for indemnification under Section 13 may be made based upon a breach of any representation or warranty.

               16. Expenses. Whether or not the transactions contemplated herein shall be consummated, each of the parties hereto shall bear and pay all costs and expenses incurred by it under or in connection with such transactions, and shall not be liable to any other party for any damages suffered due to the failure to consummate such transactions; provided, however, that (a) if this Agreement shall be terminated by Seller pursuant to Section 17(a)(ii) or by Purchaser pursuant to Section 17(a)(iii), Seller shall promptly thereafter pay to Purchaser an expenses reimbursement of $5,000,000; (b) if this Agreement shall be terminated pursuant to Section 17(a)(i)(C), Seller shall promptly thereafter pay to Purchaser an expenses reimbursement of $750,000, provided, however, that if the Proxy Statement (or any amendment, supplement or supplemental mailing by Seller to such shareholders with respect thereto) shall disclose any Alternative Proposal and the Seller's shareholders shall fail to approve the transactions hereunder, Seller shall pay $5,000,000 to Purchaser under this clause (b); and (c) if the Closing shall not occur in accordance with the terms of this Agreement and the failure to occur is based solely upon the non-satisfaction of a condition of Closing under Section 11(b) due to a willful breach by Seller or the non-satisfaction of a condition of Closing under Section 12(b) due to a willful breach by Purchaser, then the party in willful breach shall promptly pay to the other party, as an expenses reimbursement and not as a penalty, an amount equal to $5,000,000. The parties hereto acknowledge and agree that the amount of liquidated damages provided hereby is reasonable in the light of the anticipated harm caused by the breach, the difficulties of proof of loss, and the inconvenience and infeasibility of otherwise obtaining an adequate remedy. Neither Seller nor Purchaser shall be obligated to pay more than $5,000,000 pursuant to this Section 16.

               17. Termination. (a) Anything herein to the contrary notwithstanding, at any time before the Closing this Agreement

                      (i) may be terminated by either party;

                             (A) if the Closing has not occurred on or before
               March 31, 1999;

                             (B) if Hart-Scott clearance is not obtained; or

                             (C) if approval of Seller's shareholders is not
               obtained;



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                                                                   EXHIBIT (2.1)



                      (ii) may be terminated by Seller if it receives an Alternative Proposal providing for terms better, in the good faith determination of Seller's Board of Directors, than those provided by the transactions contemplated hereunder provided that Seller shall have complied with the provisions of Section 8(d) and shall notify Purchaser promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than forty-eight (48) hours prior to the public announcement of Seller's termination of this Agreement; provided that Seller's ability to terminate this Agreement pursuant is conditioned upon the prior payment by Seller to Purchaser of any amounts owed by it pursuant to Section 16;

                      (iii) may be terminated by Purchaser if the Board of Directors of Seller (or any committee thereof) shall have withdrawn or modified in a manner materially adverse to Purchaser its approval or recommendation of this Agreement or shall have recommended an Alternative Proposal to the shareholders of Seller;

                      (iv) may be terminated by Purchaser if the net investment shown on the Estimated Balance Sheet is less than $135 million; or

                      (v) may be terminated by the mutual consent of Seller and
               Purchaser.

               (b) In the event of the termination of this Agreement pursuant to this Section 17, all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party or to the shareholders, directors or officers of any party (except as set forth in Section 17(a)(ii)), provided that the obligations of the parties contained in
Section 8(e) and in the Confidentiality Agreement shall survive any such termination.

               18. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, as follows: If to Seller, addressed to it at 2201 E. El Segundo Blvd., El Segundo, California 90245,
Attention: Gordon Graham, with concurrent copies to Irell & Manella LLP, 333 South Hope Street, Suite 3300, Los Angeles, California 90071, Attention: John Cost, Esq. and Ben Orlanski, Esq., and if to Purchaser addressed to it at 25 Hub Drive, Melville, New York 11747, Attention: President, with concurrent copies to Purchaser's General Counsel at the same address and Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Howard S. Kelberg, Esq. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other party.

               19. Entire Agreement, Amendments and Certain Other Matters. This Agreement, including the lists, exhibits, schedules, the Confidentiality Agreement, the Option Agreement and other agreements and attachments referred to herein, which are a part hereof, or agreements signed and delivered contemporaneously herewith, contains the entire understanding of the parties hereto, and supersedes all prior agreements of the parties, with respect to the acquisition of all or any part of the Business, the Assets or the Subsidiaries and may be amended only by a written instrument executed by the parties hereto or their respective successors or assigns, although any condition to a party's obligation hereunder may be waived in writing by such party. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. A failure or delay of either party to this Agreement to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time



                                       49
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                                                                   EXHIBIT (2.1)



performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties any rights or remedies under or by reason of this Agreement.

               20. Assignment. This Agreement is not assignable by Seller. Purchaser may assign all or a portion of its rights in this Agreement to a wholly-owned subsidiary of Purchaser provided that Purchaser and assignee jointly and severally remain fully liable for payment of all monies and performance of all obligations of Purchaser described in this Agreement.

               21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               22. Effectiveness. This Agreement will not become effective until executed by each of the parties hereto.

               23. Consent to Jurisdiction and Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of New York. Any judicial proceeding brought with respect to this Agreement must be brought in any federal or state court of competent jurisdiction in any state of the United States, and, by the execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the non-exclusive jurisdiction of any courts and any related appellate court in the State of New York, and irrevocably agrees to be bound by any judgment rendered by such courts in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. In furtherance of the preceding clause, so long as this Agreement is in effect, Purchaser and Seller (if it is not a New York corporation and is not qualified to do business in New York as a foreign corporation) will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding in any court of competent jurisdiction in the State of New York arising out of or in connection with this Agreement. Seller hereby irrevocably appoints CT Corporation System, as its agent for service of process in New York with respect to all disputes arising out of or in connection with this Agreement.

               24. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.



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               IN WITNESS WHEREOF, the parties hereto have duly executed and agreed to all the terms of this Agreement including the exhibits hereto, as of the date first above written.


                                        BELL INDUSTRIES, INC.


                                        By: /s/ Gordon Graham
                                            ------------------------------------

                                            Name:   Gordon Graham

                                            Title:   President & CEO


                                        ARROW ELECTRONICS, INC.


                                        By: /s/ Robert E. Klatell
                                            ------------------------------------

                                            Name:   Robert E. Klatell

                                            Title:  Executive Vice President